OFFICE LEASE

PROJECT:	Bannockburn Corporate Center
BUILDING:	3000 Lakeside Drive, Bannockburn, Illinois
LANDLORD:	YPI Bannockburn, LLC, a Delaware limited liability company
TENANT:	Statmon Technologies Corp., a Nevada corporation

TABLE OF CONTENTS

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EXHIBITS

OFFICE LEASE

This Lease is made as of this 24th day of January 2007, by and between YPI Bannockburn, LLC, a Delaware limited liability company ("Landlord"), and Statmon Technologies Corp., a Nevada corporation ("Tenant").

In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the following described Premises, upon the following terms and conditions:

ARTICLE 1
FUNDAMENTAL LEASE PROVISIONS

Premises: Project: Bannockburn Corporate Center

Building: 3000 Lakeside Drive

City: Bannockburn County: Lake State: Illinois

Area of Premises: 10,194 square feet of rentable area.

Suite: 300 South

Term: Sixty six (66) months.

Target Commencement Date: February 1, 2007.

Basic Rent:

Months	Annual Rental Rate Per Square Foot	Total Monthly Rental
1 - 18	$14.25	$12,105.38
19 – 30	$14.75	$12,530.13
31 – 42	$15.25	$12,954.88
43 – 54	$15.75	$13,379.63
55 – 66	$16.25	$13,804.38

Notwithstanding anything to the contrary contained in the Lease, as consideration for Tenant's performance of all of its obligations under this Lease, Landlord conditionally excuses Tenant from the payment of monthly Basic Rent and Expenses for the Premises only during months one through three (1-3) and twenty two through twenty four (22-24) (six months total) of the term of this Lease (the "Abated Rent"), provided, that Tenant shall pay all of the utilities for the Premises and any other monetary obligations under this Lease and provided further that Tenant shall not be in default in its monetary obligations under this Lease beyond any applicable notice and cure periods. Should Tenant at any time during the term of this Lease be in default under this Lease and not cure such default within the cure periods provided herein, then the Abated Rent so

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conditionally excused shall become immediately due and payable by Tenant to Landlord.

Expenses:	Tenant shall pay Tenant's Share of all Expenses, together with other items of Expense as set forth in ARTICLE 6. Tenant's Share is four and 96/100 percent (4.96%) (10,194/205,402).
After-Hours Charges:	After Hours Charges for HVAC, lighting and other utilities and services shall be paid by Tenant based on Landlord's estimate of such costs and shall remain subject to change by Landlord throughout the term of this Lease.
Prepaid Rent:	None.
Security Deposit:	Two Hundred Thousand Dollars ($200,000), subject to reduction as provided in Article 9.
Address For Notices:	To Landlord: YPI Bannockburn, LLC c/o Younan Properties, Inc. 21700 Oxnard Street, 8th Floor Woodland Hills, California 91367 Attn: Asset Manager To Tenant: Statmon Technologies Corp. 345 N. Maple Drive, Suite 120 Beverly Hills, CA 90210 Attn: Chief Executive Officer or after commencement of the term, to the Premises.
Brokers:	CB Richard Ellis (Michael Whisler) (Landlord's Broker) CB Richard Ellis (Sean Kropke and James Otto) (Tenant's Broker)

ARTICLE 2
PREMISES

2.1 The approximate location of the premises (the "Premises") leased hereunder is shown on the drawing attached hereto as Exhibit A. The Premises consist of that certain space situated in the building (the "Building") described in ARTICLE 1 hereof. The area of the Premises for all purposes hereunder is stipulated to be 10,194 square feet of rentable area.

2.2 The Premises are (or when constructed will be) a part of a business/commercial complex consisting of the Building and landscaping, parking facilities and other improvements described as the "Project" in ARTICLE 1 hereof. Landlord may in its sole discretion change the size, shape, location, number and extent of any or all of the improvements in the Project without any liability to or consent of Tenant, except that no material change in the size or location of the Premises shall be made without Tenant's consent. Tenant does not rely on the fact nor does Landlord represent that any specific tenant or number of tenants shall occupy any space in the Project.

2.3 Landlord reserves the right to use the roof and exterior walls of the Premises, and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring above the ceiling and in the walls of the Premises (and Tenant shall provide Landlord reasonable access to the Premises to accomplish same), which serve other parts of the Project, in a manner and in locations which do not unreasonably interfere with Tenant's use of the Premises. No light, air or view easement is created by this Lease.

2.4 Tenant hereby acknowledges that the Project is being, or may be, constructed, reconstructed or remodeled in phases, and that by reason of construction or reconstruction activities there may be temporary incidents thereof such as dust, dirt, barricades, detours, equipment or material in the Building or Common Areas. Tenant hereby agrees that so long as Landlord conducts such activities in a reasonable manner, Landlord shall not be liable for any such incidents of construction, reconstruction, or remodeling.

2.5 Except as specifically provided in the "Construction Provisions" describing the construction of leasehold improvements (if any), attached hereto as Exhibit C, and Landlord's maintenance obligations in this Lease, Tenant shall lease the Premises on an "As Is" basis and Landlord shall have no obligation to improve, remodel, alter or otherwise modify the Premises prior to Tenant's occupancy. Without limiting the generality of the prior sentence, Tenant also accepts the supplemental HVAC unit and all related equipment (collectively, the "Supplemental HVAC Unit") located in the Premises on an "As Is" basis, without warranty of any kind from Landlord, and with all faults and defects, and Tenant shall, at its sole cost and expense, maintain, repair and replace the Supplemental HVAC Unit as required. Additionally, Landlord shall not be liable in damages or otherwise for any loss, damage or expense that Tenant may sustain or incur by reason of any failure, interference or interruption in any utility services or any building systems provided to the Supplemental HVAC Unit.

ARTICLE 3
TERM

3.1 Commencement Date. The term of this Lease shall be for the duration set forth in ARTICLE 1 hereof and shall commence on the earlier to occur of (i) the date Tenant (or any subtenant) takes possession of, occupies or commences using any part of the Premises, or (ii) the date of "substantial completion" (as hereinafter defined) of Landlord's Initial Work (as defined in Exhibit C), or (iii) the date established by Landlord in the event of a delay as described in ARTICLE 10 hereof; provided, however, that the Lease term shall be computed from the first day of the calendar month following the Commencement Date. The date on which the term of this Lease commences pursuant to the foregoing (the "Commencement Date") shall be confirmed by Landlord and Tenant in the form set forth in Exhibit B attached hereto when Tenant takes possession of the Premises. Failure of Tenant to execute such Exhibit B within fifteen (15) days after written request from Landlord shall be a material default hereunder. This Lease shall be a binding contractual agreement effective upon the date of execution hereof by both Landlord and Tenant, notwithstanding the later commencement of the term of this Lease.

3.2 Substantial Completion. For purposes hereof, the phrase "substantial completion" (i) means the completion (as determined, in the event of a dispute, by Landlord's architect or space planner in accordance with AIA standards) of Landlord's Initial Work to be performed by Landlord pursuant to the approved plans for Landlord's Initial Work (attached as Schedule 1 to Exhibit C), except for such items that constitute minor defects or adjustments which can be completed after occupancy by Tenant without causing material interference with Tenant's use of the Premises (so-called "punch list" items) and (ii) the issuance of a temporary Certificate of Occupancy or its equivalent. On or about the date when Landlord has substantially completed Landlord's Initial Work, Landlord and Tenant shall inspect the Premises and

all punch list items shall be noted in writing on Landlord's punch list form. Damage to the Premises caused by Tenant or its agents or contractors shall not constitute punch list items. As soon thereafter as conditions permit, Landlord shall complete all such punch list items, provided Tenant is not then in default hereunder. Tenant shall allow access to the Premises so that said punch list items may be completed. Upon Landlord's completion of such punch list items, Landlord and Tenant shall reinspect the Premises with regard to all punch list items previously noted and shall indicate on Landlord's punch list form if such items have been satisfactorily completed. Tenant's failure to reinspect any such punch list items within fifteen (15) days after Landlord's written request to do so shall constitute an acceptance by Tenant of such items as being satisfactorily completed.

3.3 Target Commencement Date. The Target Commencement Date is an estimated date only and is set forth in ARTICLE 1 hereof. Landlord shall attempt to complete "Landlord's Initial Work" prior to the Target Commencement Date, but this Lease shall not be void or voidable nor shall Landlord or its agents be liable to Tenant by reason of Landlord's failure to complete Landlord's Initial Work by such date. If for any reason (except as set forth in ARTICLE 10 hereof) substantial completion of Landlord's Initial Work does not occur within six (6) months after the Target Commencement Date, Tenant may, upon ten (10) days prior written notice to Landlord, terminate this Lease and the parties hereto shall thereafter be discharged from all further obligations hereunder. Landlord shall use its best efforts to give Tenant sufficient advance notice of the date of substantial completion. Landlord shall use its best efforts to cooperate with Tenant's move-in schedule and, at Landlord's sole discretion, may allow Tenant to have access to the Premises prior to completion of Landlord's Initial Work (provided that Landlord may, after having allowed such access, disallow further access) so that Tenant may install its furniture, equipment and fixtures, prior to the Commencement Date. In such event, however, Tenant shall not interfere with completion of such work and shall be responsible for any delays, costs or expenses incurred by Landlord due to any such interference, and in such event, Tenant shall hold Landlord harmless and indemnify Landlord for any loss or damage to Tenant's furniture, equipment, fixtures, or merchandise and for injury to any persons arising out of the performance of such work in the Premises unless caused by the negligence of Landlord, its agents or contractors.

3.4 Option to Extend Term. Landlord hereby grants Tenant one (1) option to extend the Term of this Lease, as set forth in ARTICLE 1 hereof, for five (5) years (the "Option Period" or "Extended Term") on all the terms and provisions contained in this Lease, subject to the following terms, conditions and exceptions:

3.4.1 Tenant shall notify Landlord in writing of Tenant's exercise of said option at least twelve (12) months but no more than fifteen (15) months prior to the expiration of the initial Term hereof.

3.4.2 If Tenant is in default under any of the terms and conditions of this Lease (taking into account applicable notice and cure provisions contained in this Lease) on the date of giving written notice to exercise, such notice shall be null and void and shall have no effect. If Tenant is in default under any of the terms and conditions of this Lease (taking into account applicable notice and cure provisions contained in this Lease) on the commencement date of the Option Period, the Extended Term shall not commence and this Lease shall expire at the end of the initial Term.

3.4.3 The Basic Rent payable by Tenant upon commencement of the Extended Term shall be the most current rental rate per square foot being agreed to in arms-length negotiations for comparable space located in the market surrounding the Building (including market concessions, if applicable, e.g., rent abatement and tenant improvement allowance) as reasonably determined by Landlord as of the date of commencement of the Extended Term and thereafter on every annual anniversary of the Extended Term the Basic Rent shall be increased in accordance with the market rental rate increases.

3.4.4 Within thirty (30) days after receipt of Tenant's written request (which request may be made before or after the exercise of the option herein, but such request may only be made at least twelve (12) months but no more than fifteen (15) months prior to the expiration of the initial Term hereof), Landlord shall give Tenant written notice of the Basic Rent and terms which shall apply hereunder during the Extended Term. Landlord and Tenant shall execute an Amendment of Lease, no later than sixty (60) days prior to the commencement date of the Option Period, setting forth the Basic Rent to be paid by Tenant during the Option Period. Failure of Tenant to execute said Amendment within such time period shall irrevocably be deemed to be an election by Tenant not to exercise the option rights contained herein.

3.4.5 The foregoing option to extend the Term of this Lease is personal to Tenant. The option rights shall automatically terminate upon any assignment, transfer, hypothecation or encumbrance of this Lease or any sublease of the Premises to any third party, except for an assignment or sublease to a party where Landlord's consent is not required under this Lease.

3.5 Right of First Refusal. Landlord hereby grants Tenant a one-time right of first refusal with respect to the leasing of any space contiguous to the Premises (the "Expansion Space"), which becomes available on the third (3rd) floor of the Building during the initial term of this Lease (excluding Extended Term). In the event Landlord receives a proposal from a third party upon terms and conditions acceptable to Landlord for any of the Expansion Space, during the initial Term, Landlord shall promptly notify Tenant of such fact and, provided Tenant is not then in default under this Lease beyond the expiration of all applicable notice and cure periods, Tenant shall thereafter be afforded a period of seven (7) business days within which to elect to lease the Expansion Space upon the same terms and conditions as are contained in the third party proposal for a term commensurate with the unexpired portion of the initial Term, including any option to extend such term. Tenant's Share for such Expansion Space shall be appropriately calculated pursuant to the formula established in this Lease. If Tenant shall exercise this right of first refusal, the parties hereto shall enter into a lease modification agreement with respect to the Expansion Space within thirty (30) days of Tenant's exercise of the right of first refusal. If said right of first refusal is not exercised by Tenant, Landlord shall have the right to lease the Expansion Space so offered to Tenant upon terms and conditions no more favorable than those presented to Tenant. The right granted Tenant herein is subordinate to any presently existing rights of first refusal granted to the following current tenants of the Building, Leo Burnett Detroit, Inc., a Delaware corporation, d/b/a SMG Directory Marketing, GCG Financial, Inc. and IPC, Inc. .

ARTICLE 4
RENT AND EXPENSE PAYMENTS

4.1 General. The "Rent" or "Rental" hereunder is composed of "Basic Rent" as set forth in ARTICLE 1 hereof and adjustments hereto as hereinafter provided. The term "Expenses" hereunder means all costs, expenses, fees, charges or other amounts described in ARTICLE 6. Tenant agrees to pay to Landlord all Rent and Expenses required under this Lease, which shall be payable monthly to Landlord (unless expressly provided otherwise), without deduction or offset, except as specifically set forth herein in lawful money of the United States of America at the office maintained by Landlord in the Project or at such other place as Landlord may from time to time designate in writing. Notwithstanding any contrary provisions of this Lease, all Expenses, late payment fees, interest, "After-Hours Charges", parking fees payable under the "Parking License Agreement" attached hereto, and all other sums of money or charges required to be paid pursuant to this Lease shall be deemed additional Rental for the Premises, and in any notice to pay rent or quit the Premises, Landlord may include and designate same as rent then past due and owing, if such be the case. Any Rental or Expense increases which are called for hereunder, the payment of which is delayed or prevented by reason of any wage and price control law, rent control law,

or other governmental rule, law or restriction, shall accrue and be payable together with interest thereon at the "Agreed Rate" (as defined in Section 39.14 hereof) at the end of the Lease term, or sooner if allowed. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of any of its rights to the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Any Rental payments or other sums received from Tenant or any other person shall be conclusively presumed to have been paid on Tenant's behalf, unless Landlord has been given prior written notice to the contrary by Tenant. Tenant agrees that the acceptance by Landlord of any such payment shall not constitute a consent by Landlord or a waiver of any of its rights under this Lease. In no event shall the foregoing be construed as requiring Landlord to accept any Rental or other sums from any person other than Tenant. If the term hereof begins or ends on a day other than the last day of a month, then the Rent and Expenses for such month shall be prorated based on a thirty (30) day month. All prorations of Rent or Expenses under this Lease for fractional periods shall be based on a thirty (30) day month and a three hundred sixty (360) day year.

4.2 Basic Rent. Tenant shall pay the "Basic Rent" set forth in ARTICLE 1 hereof on the first day of each month in advance, beginning on the Commencement Date. Landlord may, but shall not be obligated to, send a bill or statement for Rent to Tenant each month, but Tenant shall be obligated to pay Rent on the first day of each month regardless of whether or not it receives a bill or statement.

ARTICLE 5
HOLDING OVER

Should Tenant, without Landlord's written consent, hold over after termination of this Lease, Tenant shall become a month to month tenant upon each and all of the terms herein provided as may be applicable to such a tenancy, other than any provisions for rent concessions, Landlord's Work, or option rights of Tenant requiring Tenant to exercise same by written notice (such as options to extend the term of the Lease) and any such holding over shall not constitute an extension of this Lease. During such holding over, Rent shall be payable at a rental in the amount of one hundred fifty percent (150%) of the Rent in effect as of the last month of the term hereof and at the time specified in this Lease. Nothing contained in this ARTICLE 5 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises within thirty (30) days after the expiration or earlier termination of this Lease, Tenant agrees to indemnify, defend and hold Landlord harmless from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers claims and reasonable attorney's fees and costs.

ARTICLE 6
EXPENSES

This Lease is what is commonly called a "Triple Net" lease it being understood that Landlord shall receive the Basic Rent free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. Tenant shall therefore pay all taxes, liens, charges, insurance premiums and other costs which are (i) attributable solely to Tenant's use of the Premises (herein "Tenant's Expenses") and (ii) Tenant's Share" of all "Expenses" (as defined below). All taxes, liens, charges, insurance premiums, services and other costs which are attributable solely to Tenant's use of the Premises, if any, which are reasonably capable of being billed directly to Tenant shall be billed to Tenant and Tenant shall pay all of such Tenant's Expenses directly, prior to or upon their due dates. Landlord shall promptly advise Tenant of all

Tenant's Expenses which are billed to Landlord, if any, and Tenant shall pay all of such expenses prior to or upon their due dates. Tenant shall also pay Tenant's Share of the estimated monthly "Expenses" on the first day of each month in advance during the term hereof.

6.1 Definitions. As used in this Lease, the following terms have the meanings indicated:

6.1.1 The term "Expenses" means all expenses, costs and fees during any calendar year during the term hereof in connection with or attributable to the Building and Common Area (as described hereinafter), including any parking facilities therein, for:

6.1.1.1 Electricity, water, gas, sewer, and all other utility services to or for the Building or Common Area, including any utility taxes, fees, charges or other similar impositions paid or incurred by Landlord in connection therewith; and

6.1.1.2 Operation, maintenance (including reasonable reserves), security services, replacement for normal wear and tear, repair, restriping or resurfacing of paving, management (including costs of on-site offices and personnel), insurance (including public liability and property damage, rent continuation, boiler and machinery and extended coverage insurance), and cleaning of the Building and Common Area and all furnishings, fixtures and equipment therein, but excluding the costs of leasing and preparing space for new tenants in the Building, or costs borne solely by Tenant under the Lease. The term "Expenses" includes the annual amortization of costs (including financing at the then prevailing rate, if any) of any equipment, device or improvement required after completion of the Building by governmental authority or incurred as a labor saving measure or to reduce operation or maintenance expenses with respect to the Building and Common Area where such costs are amortized over the useful life thereof and which do not inure primarily to the benefit of any particular tenant; and

6.1.1.3 All real property taxes and personal property taxes, licenses, charges and assessments which are levied, assessed, imposed or collected by any governmental authority or improvement or assessment district during any calendar year with respect to the Building or Common Area and the land on which the same is located, and any improvements, fixtures, equipment and other property of Landlord, real or personal, located in the Project and used in connection with the operation or maintenance of the Building or Common Area (computed on a cash basis or as if paid in permitted installments regardless of whether actually so paid), as well as any tax which shall be levied or assessed in addition to or in lieu of such taxes (it being acknowledged that because of the passage of laws which limit increases in real property taxes, government agencies may impose fees, charges, assessments or other levies in connection with services previously furnished without charge or at a lesser charge and which were previously paid for in whole or in part, directly or indirectly by real property taxes), and gross excise tax or other similar tax, and any reasonable costs or expenses of contesting any such taxes, licenses, charges or assessments, but excluding any late payment charges and penalties, federal or state income or gift tax or any franchise, capital stock, transfer, estate or inheritance taxes.

6.1.1.4 "Expenses" shall not include repairs or other work occasioned by fire, windstorm or other insurable casualty; services provided to less than all tenants in the Building or Project; the costs of any capital investments, additions, or improvements to or for the Building or Project (except as specifically allowed in Subsection 6.1.1.2); costs attributable to defaults by Landlord or other tenants; sums reimbursable or compensable by insurance carriers (to the extent insurance proceeds are actually received by Landlord) or other parties; realtor commissions and fees; legal services and court costs; payments made to any Mortgagee (as herein defined); late fees and penalties incurred by Landlord; rentals for items (except when needed in connection with normal repairs and maintenance of building systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in this Section 6.1.1.4; alterations and services made for the accommodation of a

particular tenant; advertising, marketing and promotional expenses; costs and expenses incurred in leasing or procuring tenants for the Building, or in connection with any mortgaging, financing, refinancing, transfer, sale of the Building or any part thereof; accounting fees, other than those incurred in connection with the operation of the Building and the preparation of statements required pursuant to the provisions of this Lease; any costs incurred in the removal, containment, encapsulation, or disposal of or repair or cleaning or monitoring of areas affected by (a) any hazardous or toxic materials or (b) any asbestos (subject to Tenant's obligations under Article 41 hereof); the cost of constructing any additions to the Building (except as mandated by any governmental authority); fines or costs incurred due to violation by Landlord or any tenant of the Building of the terms of any lease or any laws, rules, regulations or ordinances applicable to the Building; management fees in excess of the fees for such service for comparable buildings in the applicable office market; overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services rendered by unaffiliated third parties on a competitive basis; costs associated with the operation of the business of the limited liability company, partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee (except as the actions of Tenant may be in issue) costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building.

In addition, the following items shall be used to reduce Expenses: Any income from use, seasonal or otherwise, of Common Areas in the Project, to the extent that the fees for such use exceed the costs of permitting such use; any cash discounts received by early or prompt payment; and any revenues received from the parking garage.

6.1.2 The term "Common Area" means that portion of the Project other than the Building and other buildings for lease to tenants which is from time to time designated and improved for nonexclusive, common use by more than one person. The Common Area includes parking facilities in the Project.

6.1.3 The term "Tenant's Share" means the proportion which the rentable square footage of the Premises bears to the total rentable square footage of the Building, which proportion is hereby agreed by Landlord and Tenant to be the percentage set forth in ARTICLE 1 hereof.

6.2 Payment of Estimated Expenses. Tenant shall pay estimated Expenses to Landlord as follows:

6.2.1 The estimated Expenses for 2006 are $9.43 per rentable square foot per year ($2.78 taxes and $6.65 operating expenses). Such estimate is Landlord's good faith estimate of the Expenses; however, Landlord shall have no liability whatsoever if such estimate is incorrect and Tenant acknowledges that the estimate is provided as a courtesy to Tenant, and notwithstanding that the actual costs of Expenses may exceed the estimate, Tenant shall be obligated to pay Tenant's Share of the actual costs of such items.

6.2.2 For each calendar year, Landlord shall submit to Tenant, prior to January 1 of such calendar year or as soon thereafter as practicable, a reasonably detailed statement showing the estimated Expenses for such calendar year. The determination of estimated Expenses hereunder shall be made by Landlord based upon Landlord's experience with actual costs and projections. Tenant shall pay monthly to Landlord an amount equal to the total annual estimated Expenses multiplied by Tenant's Share, divided by twelve (12) months. If Landlord does not submit said statement to Tenant prior to January 1 of any such calendar year, Tenant shall continue to pay its share of estimated Expenses at the then existing rate until such statement is submitted, and, thereafter, at the monthly Rent payment date next following the submittal of such statement, shall pay its share of estimated Expenses based on the rate set

forth in such statement together with any amounts based on such rate which may have theretofore accrued from January 1 of such calendar year. Landlord may revise such estimated Expenses at the end of the calendar quarter, and Tenant shall pay Tenant's Share of such revised estimated Expenses after notice thereof as herein provided.

6.3 Payment of Actual Expenses. Actual Expenses shall be reconciled against payments of estimated Expenses as follows:

6.3.1 On or before March 31 of each calendar year or as soon as Landlord has sufficient data, Landlord shall submit to Tenant a reasonably detailed statement showing the actual Expenses paid or incurred by Landlord during the previous calendar year. If Tenant's Share of such actual Expenses is less than the amount of estimated Expenses for such previous year theretofore paid by Tenant, then Landlord shall credit the amount of such difference against estimated and/or actual Expenses which may thereafter be due from Tenant. If Tenant's Share of such actual Expenses is more than the amount of the estimated Expenses for such previous year theretofore paid by Tenant, then Tenant shall, within thirty (30) days following the submittal of such statement to Tenant, pay to Landlord the full amount of such difference.

6.3.2 The reconciliation of the Expenses paid by Tenant for the calendar year in which this Lease terminates shall be made upon Landlord's submittal to Tenant of the statement of actual Expenses for such calendar year. The estimated and actual Expenses for such calendar year shall be prorated based on the actual number of days in such calendar year that this Lease was in effect, based on a 360-day year, and shall be compared. If pursuant to such comparison it is determined that there has been an underpayment or an overpayment by Tenant for such calendar year, Landlord shall refund the overpayment to Tenant, or Tenant shall pay the amount calculated as owing to Landlord, as the case may be, within thirty (30) days after the submittal of the statement by Landlord. This provision shall survive the expiration or termination of the Lease. If Landlord deems it advisable, Landlord may submit partial year statements pursuant to this Section in order to cause an earlier reconciliation of Expenses for the calendar year in which this Lease terminates or Landlord sells the Project.

6.4 Other Expense Provisions.

6.4.1 Notwithstanding any provision of this Section to the contrary, if at any time during the term of this Lease any tenant, pursuant to an express provision in its Lease and with Landlord's approval, contracts for certain Building or Common Area services to be provided directly to it and at its expense, which services would normally be furnished by Landlord (e.g., janitorial, maintenance, utilities, etc.), then Landlord may make an appropriate adjustment in calculating Tenant's Share of Expenses to the end that the cost of the remaining services provided by Landlord are shared proportionately by all tenants receiving such services.

6.4.2 Computation of Amount of Tenant's Proportionate Share on an Annual Basis. In determining the amount of Expenses hereunder, if less than ninety-five percent (95%) of the rentable area of the Building shall have been occupied by tenants and fully used by them, at anytime during any year of the Lease term, those Expenses that vary based upon occupancy of the Building (e.g. janitorial, garbage removal, but specifically excluding taxes) shall be adjusted by extrapolation to what the Expenses would have been if the Building were ninety-five percent (95%) occupied during such year.

6.4.3 The computation of Expenses pursuant to this Section is intended to constitute a formula for an agreed sharing of costs by tenants, and may or may not constitute an exact reimbursement to Landlord for costs paid by Landlord, and for Landlord's administration.

6.4.4 Any delay or failure of Landlord in computing or billing for Expenses shall not constitute a waiver of, or in any way impair, the obligation of Tenant to pay Expenses hereunder. However, Tenant shall not be charged interest on unpaid Expenses which have accrued during such time that Landlord has failed to submit a statement for such Expenses.

ARTICLE 7
TAXES PAYABLE SOLELY BY TENANT

In addition to the Rental and Expenses to be paid by Tenant, Tenant shall pay before delinquency and without notice or demand by Landlord any and all taxes levied or assessed on and which become payable by Tenant during the term of this Lease, if any (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes) whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (i) the gross or net Rent payable under this Lease, including, without limitation, any gross receipts tax or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the Rental hereunder; (ii) the value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises; (iii) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (iv) the value of any improvements, alterations or additions made in or to the Premises by or on behalf of Tenant, except for those improvements (if any) installed as part of Landlord's Work (as hereinafter defined); or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Real property taxes on improvements which are installed as part of Landlord's Work shall be deemed to be included in the taxes described in Subsection 6.1.2.3 above, as to which Tenant shall pay Tenant's Share. If it is not lawful for Tenant to reimburse Landlord for any such taxes paid or incurred by Landlord, the Rent shall be revised so as to net Landlord the same Rental after imposition of such taxes as would have been payable prior to the imposition of such taxes.

ARTICLE 8
LATE PAYMENTS

If Tenant fails to pay to Landlord when due any Rent, Expenses or other sums owing to Landlord pursuant to the terms of this Lease, said late payment shall bear interest at the Agreed Rate as herein provided and, in addition:

8.1 For each such late payment that is not paid within five (5) days after the date the same was due, Tenant shall pay to Landlord a service charge equal to five percent (5%) of the overdue amount. Tenant acknowledges and agrees that such late payment by Tenant will cause Landlord to incur costs and expenses not contemplated by this Lease, the exact amounts of which will be extremely difficult to ascertain, and that such service charge represents a fair estimate of the costs and expenses which Landlord would incur by reason of Tenant's late payment. Tenant further agrees that such service charge shall neither constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any other right or remedy available to Landlord; and

8.2 Following any three consecutive late payments of Rent, Landlord may, upon notice to Tenants,

8.2.1 Require that, beginning with the first payment of Rent due following the date the third late payment was due, Rent shall no longer be paid in monthly installments but shall be payable three (3) months in advance; and, in addition, or in the alternative at Landlord's election,

8.2.2 Require that Tenant increase the amount of any Security Deposit required herein by 100%, which additional Security Deposit shall be retained by Landlord, and which may be applied by Landlord, in the manner provided herein with respect to any Security Deposit required herein. If a Security Deposit is not then held by Landlord, Tenant shall pay to Landlord a sum to be held as a Security Deposit equal to 200% of the maximum amount of Rent reasonably estimated by Landlord to be due from Tenant during the final full month of this Lease.

ARTICLE 9
SECURITY DEPOSIT

Upon Tenant's execution of this Lease, Tenant shall deposit with Landlord a "Security Deposit" in the amount set forth in ARTICLE 1 hereof, which shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease, it being expressly understood and agreed that the deposit is neither an advance Rent deposit nor a measure of Landlord's damages in case of Tenant's default. The Security Deposit shall be reduced to One Hundred Thousand Dollars ($100,000.00) on the one (1) year anniversary of the Commencement Date, so long as Tenant has not been, and is not in, default under this Lease beyond any applicable notice and cure periods provided herein. The Security Deposit shall be reduced to two (2) month's Basic Rent and Expenses on the two (2) year anniversary of the Commencement Date, so long as Tenant has not been, and is not, in default under this Lease beyond any applicable notice and cure periods provided herein. Tenant's obligation to furnish and any use, application or retention by Landlord of all or any part of the proceeds of the Security Deposit shall not be deemed in any way to constitute liquidated damages for any default by Tenant under this Lease, or to limit the remedies to which Landlord is otherwise entitled under the terms of this Lease. The Security Deposit may be retained, used or applied by Landlord to remedy any default by Tenant, to repair damage caused by Tenant to any part of the Project, and to clean the Premises upon expiration or earlier termination of the Lease, as well as to reimburse Landlord for any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount required hereunder, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Tenant may not elect to use any portion of said Security Deposit as a Rental payment although Landlord may elect to do so in the event Tenant is in default hereunder or is insolvent. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at Tenant's last known address (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the Lease term has ended and the Premises have been vacated by Tenant in the manner required by this Lease.

ARTICLE 10
TENANT IMPROVEMENTS

10.1 Applicability. If the Premises are being leased on an "As Is" basis without any improvements, alterations or additions required to be made thereto by Landlord or Tenant, the provisions of this Article shall not apply. However, if any improvements, alterations or additions to the Premises are required to be made by Landlord and/or Tenant, the provisions of the "Construction Provisions" attached as Exhibit C hereto shall govern with regard to work to be completed at Landlord's expense ("Landlord's Work"), if any, and work to be completed at Tenant's expense ("Tenant's Work"), if any. Landlord has no obligation and has made no promise to alter, remodel, decorate, paint or otherwise improve the Premises or any part thereof except as specifically set forth in the Construction Provisions and in this Lease. To the extent Landlord is required to perform Landlord's Work or Tenant's Work pursuant to the Construction Provisions, Landlord shall use reasonable diligence to complete such work in a timely manner.

10.2 Effect on Commencement Date. Time is of the essence in connection with the delivery to Landlord of each and every drawing, plan, specification, schedule or other item required to be given by Tenant to Landlord, or to be approved by Tenant, pursuant to the schedule in and provisions of the Construction Provisions. If Landlord is delayed in substantially completing Landlord's Initial Work as a result of (i) Tenant's failure to approve plans, specifications, changes, cost estimates and other items within the time limits specified therefor in the Construction Provisions, or (ii) any change by Tenant in said plans, specifications, or other items after the expiration of such time limits, then, in any or all such instances and without limitation as to any other right or remedy available to Landlord, the six (6) month period after the Target Commencement Date under Section 3.3 will be extended for each day of such delay, and Landlord may, under Subsection 3.1(iii), determine in its sole discretion that the Commencement Date is the date that Landlord's Initial Work would have been substantially completed but for such delay. Tenant's failure to perform or cause to be performed Tenant's obligations within the time limits referred to in the Construction Provisions, and any delays caused by Tenant, shall not delay commencement of the term or Tenant's obligation to pay Rent or Expenses hereunder.

10.3 Failure to Approve Plans. If Tenant fails or refuses to approve the construction drawings for Landlord's Work as provided for in the Construction Provisions, Landlord may, notwithstanding any other provision hereof and without waiving any of its rights or remedies hereunder, terminate this Lease upon written notice to Tenant.

ARTICLE 11
USE

The Premises shall be used and occupied by Tenant for general office purposes and for no other purpose without the prior written consent of Landlord, which Landlord may withhold in its sole discretion. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, or the Project, with respect to the suitability thereof for the conduct of Tenant's business. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect or cause a cancellation of any fire or other insurance covering the Building, Common Area, or the Premises or any of its contents, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by a standard form policy of insurance. Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance by reason of Tenant's failure to comply with the provisions of this Article. Tenant agrees that it will use the Premises in such manner as not to interfere with the rights of other tenants of the Building or Common Area. Tenant shall neither use nor allow the Premises, Building or Common Area to be used for any unlawful or objectionable purpose, nor cause, maintain or permit any nuisance or waste in, on or about any portion of the Project. Tenant will not place a load upon any floor exceeding the floor load which such floor was designed to carry, and Landlord reserves the right to prescribe the location of any safe or other heavy equipment in the Premises. Tenant shall not use or allow anything to be done in or about the Premises or the Project which will in any way conflict with any law, ordinance or governmental regulation or requirement of any board of fire underwriters or any duly constituted public authority now in force or hereafter enacted or promulgated affecting the use or occupancy of the Premises, and shall promptly comply with all such laws or requirements at its sole cost and expense. The judgment of any court of competent jurisdiction or any admission by Tenant that Tenant has violated any such law, statute, ordinance, rule, regulation or requirement shall be conclusive of such fact between Landlord and Tenant.

ARTICLE 12
SERVICE AND UTILITIES

12.1 Landlord's Obligations. Provided Tenant is not in default hereunder, Landlord shall as a part of Expenses make available to the Premises during the Building's normal business hours as set forth in Rule 17 of the Rules and Regulations described in ARTICLE 36 hereof, such amounts of air conditioning, heating and ventilation as well as elevator service and water for lavatory and drinking purposes, all per Building Standard (as defined in Exhibit D, Building Rules and Regulations). Landlord shall also as a part of Expenses maintain and keep lighted the common stairs, entries and toilet rooms in the Building and shall provide trash removal, janitorial service and window washing customary for similar buildings in the same geographical area. Landlord shall also provide electricity service to the sub-

meter serving the Premises, provided that Tenant shall pay for such service in accordance with Section 12.3 below. Except to the extent caused by Landlord's negligence, Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, nor shall the Rent be abated or shall there be deemed a constructive or other eviction of Tenant by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish, or delay in furnishing, any such utilities or services when such failure or delay is caused by acts of God, acts of government, labor disturbances of any kind, or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or any part of the Project, or (iii) governmental limitation, curtailment, rationing or restriction on use of water, electricity or any other service or utility whatsoever serving the Premises, Building or Common Area. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. The failure of Landlord to provide such services if consistent with the foregoing shall not constitute a constructive or other eviction of Tenant.

12.2 After-Hours Charges. During nonbusiness hours Landlord shall, as a part of Expenses, keep the public areas of the Building lighted and shall provide elevator service with at least one elevator, but shall not be obligated to furnish air conditioning to the Premises. If Tenant requires air conditioning during nonbusiness hours, Tenant shall give Landlord at least twenty-four (24) hours prior notice of such requirement or shall follow such other procedure for activating the building energy management system as Landlord may advise Tenant, and Tenant shall pay Landlord the "After-Hours Charges" for such extra service at the rate set forth in ARTICLE 1 hereof. Such rates are subject to increase from time to time based on increases in Landlord's costs associated with providing such extra services. All payment required for After-Hours Charges shall be deemed to be additional Rent and Landlord shall have the same remedies for a default in payment thereof as for a default in payment of Rent.

12.3 Tenant's Obligations. Tenant shall make all arrangements to pay for the electricity, gas, cable, DSL telephone service and all other utilities used by Tenant or consumed at the Premises during the term of this Lease and all other materials and services not expressly required to be paid by Landlord, which may be furnished to or used in, on or about the Premises during the term of this Lease. Tenant shall also pay, as additional Rent, all charges and fees required to be paid by Tenant by the Rules and Regulations described in ARTICLE 36 of this Lease.

12.4 Excess Utility Usage. Tenant will not without prior written consent of Landlord use any apparatus or device in the Premises, including (without limitation) electronic data processing machines and telephone switch gear, which will materially increase the amount of cooling or ventilation or electricity or water usually furnished or supplied for use of the Premises as general office space; nor shall Tenant connect with electric current (except through existing electrical outlets in the Premises) or water pipes, any apparatus or device for the purpose of using electrical current or water, except as may be provided in the Construction Provisions. If Tenant requires or uses ventilation, cooling, water or electric current (not separately metered) or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space, Landlord may cause a special meter or other measuring device to be installed in or about the Premises to measure the amount of water, electric current or other resource consumed by Tenant. The cost of any such meter, and of the installation, maintenance and repair thereof, shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand for all such water, electric current or other resource consumed, as shown by said meter, at the rates charged by the local public utility or other supplier furnishing the same, plus any additional expense incurred by Landlord in keeping account of the foregoing and administering same. If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the heating, ventilation or air conditioning system, or generate substantially more heat in the Premises than would be generated by Building Standard lights or usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and

equipment which Landlord deems necessary to restore the temperature balance in any affected part of the Building, including but not limited to modifications to the Building Standard air conditioning equipment, and the cost thereof including the cost of installation and any additional cost of operation and maintenance occasioned thereby shall be paid by Tenant to Landlord upon demand. Any sums payable under this Section 12.4 shall be considered additional Rent, and Landlord shall have the same remedies for a default in payment of such sum as for a default in the payment of Rent.

ARTICLE 13
ENTRY BY LANDLORD

Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times during normal business hours and at any time in case of an emergency (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to maintain or to make any repair or restoration to the Building that Landlord has the right or obligation to perform, (iii) to install any meters or other equipment which Landlord may have the right to install, (iv) to serve, post, or keep posted any notices required or allowed under the provisions of this Lease, (v) to post "for sale" signs at any time during the term, and to post "for rent" or "for lease" signs during the last three (3) months of the term or during any period which Tenant is in default, (vi) to show the Premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange, (vii) to shore the foundations, footings, and walls of the Building and to erect scaffolding and protective barricades around and about the Building or the Premises, but not so as to prevent entry into the Premises, and (viii) to do any other act or thing necessary for the safety or preservation of the Premises or the Building. Landlord shall have the right at all times to have and retain a key with which to unlock all doors in, upon and about the Premises excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to gain entry in an emergency, and any entry to the Premises obtained by Landlord in accordance with the foregoing shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business and any loss of occupancy or quiet enjoyment of the Premises by reason of Landlord's exercise of its right of entry in accordance with this Section, and Tenant shall not be entitled to an abatement or reduction of Rent or Expenses in connection therewith.

ARTICLE 14
MAINTENANCE AND REPAIR

14.1 Landlord's Obligations. Landlord shall as part of Expenses, to the extent permitted under this Lease, maintain or cause to be maintained in good order, condition and repair the structural components, foundation, exterior walls, parking facilities (including snow and ice removal), mechanical systems (including HVAC systems), and common portions of the Building and all Common Areas in the Project (except to the extent of damage caused by Tenant which shall be repaired by Landlord at Tenant's expense). Landlord shall comply with or cause to be complied with all governmental laws, orders, ordinances, rules and regulations that affect the Building or the Common Areas of the Building, except with respect to which Tenant is obligated by this Lease, and the costs relating to such compliance shall be included in Expenses to the extent permitted under this Lease. Landlord shall not be liable, and neither Rent nor Expenses shall be abated, for any failure by Landlord to maintain and repair areas which are being used in connection with construction or reconstruction of improvements, or for any failure to make any repairs or perform any maintenance, unless such failure shall persist for an unreasonable time after written notice of the need thereof is given to Landlord by Tenant. To the extent the provisions of this

Section are in conflict with any statute now or hereafter in effect which would afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease, the provisions of this Section shall govern.

14.2 Tenant's Obligations.

14.2.1 Tenant shall, at its sole cost and expense, except for janitorial services furnished by Landlord pursuant to ARTICLE 12 hereof, maintain the Premises including all improvements therein in good order, condition and repair.

14.2.2 In connection with Tenant surrendering possession of the Premises at the end of the Lease term, Tenant agrees to repair any damage caused by or in connection with the removal of any article of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions or permanent improvements or additions, including without limitation thereto repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense. Tenant shall indemnify, defend and hold Landlord harmless against any loss, liability, cost or expense (including reasonable attorney's fees) resulting from delay by Tenant in so surrendering the Premises. Tenant's obligation hereunder shall survive the expiration or termination of this Lease.

14.2.3 If Tenant fails to maintain the Premises in good order, condition and repair, Landlord may give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant thereafter fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord (together with a charge for Landlord's administration and overhead equal to five percent (5%) thereof) shall be paid by Tenant within fifteen (15) days after written demand, with interest at the Agreed Rate from the date of such work. Landlord shall have no liability to Tenant for any inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

14.3 Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

ARTICLE 15
ALTERATIONS AND ADDITIONS

Tenant shall make no alterations, additions or improvements to the Premises or any part thereof having a cost in excess of $20,000 or which affects the exterior appearance of the Premises or the Building or any common portion of the Building or any portion of the Common Area or the electrical, mechanical, plumbing or other systems in the Building, without obtaining the prior written consent of Landlord in each instance (and in the case of all alterations, additions or improvements, regardless of whether consent is required, Tenant shall provide Landlord prior notice before commencing same). Such consent may not be unreasonably withheld, conditioned or delayed. Any such alterations, additions or improvements consented to by Landlord may, at Landlord's option, be made by Landlord for Tenant's account and Tenant shall reimburse Landlord for the cost thereof (together with a charge for Landlord's administration and management thereof equal to five percent (5%) of the cost incurred) within thirty (30) days after an invoice therefor is submitted to Tenant. Landlord may impose as a condition to such consent such requirements as Landlord may deem reasonable including (without limitation) the requirement that Landlord be furnished with working drawings before work commences and that a bond be furnished, and requirements relating to the manner in which the work is done, the contractor by whom

it is performed if the cost exceeds Fifty Thousand Dollars ($50,000.00), and the times during which it is accomplished, as well as the requirement that upon written request of Landlord prior to the expiration or earlier termination of the Lease, Tenant will remove at its expense any such alterations, improvements or additions to the Premises. Any damage done to the Premises in connection with any such removal shall be repaired at Tenant's sole cost and expense. Landlord may, in connection with any such removal which reasonably might involve damaging the Premises, require that such removal be performed by a bonded contractor or other person for which a bond satisfactory to Landlord has been furnished covering the cost of repairing the anticipated damage. Unless so removed, all such alterations, additions or improvements shall at the expiration or earlier termination of the Lease become the property of Landlord and remain upon the Premises. All such improvements, alterations or additions must be done in a good and workmanlike manner and diligently prosecuted to completion so that the Premises shall at all times be a complete unit except during the period of work. Such improvements, alterations or additions shall only be constructed by a contractor which is bondable and which shall use union employees only, except that such contractor may use nonunion employees only if prior to the commencement of any work Tenant obtains Landlord's written consent which Landlord may withhold unless it is adequately protected against any and all loss or damage that may result from labor problems or any work stoppage or interruption arising from the use of such nonunion employees. Tenant shall deliver to Landlord upon commencement of such work a copy of the building permit with respect thereto. Upon completion of such work Tenant shall file for record in the office of the County Recorder where the Project is located a Notice of Completion, as required or permitted by law. All such work shall be performed so as to not obstruct the access to the premises of any tenant in the Building or Project. Tenant agrees to carry insurance as required by ARTICLE 17 covering any improvements, alterations or additions to the Premises made by Tenant under the provisions of this Section, it being expressly agreed that none of such improvements, additions or alterations shall be insured by Landlord under the insurance Landlord may carry upon the Building, nor shall Landlord be required under any provision for reconstruction to reinstall any such improvements, additions or alterations. In addition, it is expressly agreed that if any tax is imposed, or the amount of taxes on the Building or the Project is increased, by reason of any such improvements, alterations or additions, Tenant shall be solely responsible therefor under ARTICLE 7.

ARTICLE 16
INDEMNITY

16.1 Indemnification by Tenant. Except in case of the negligence or willful misconduct of any of the Landlord Parties (defined below), Tenant shall indemnify, defend and hold Landlord, and Landlord's partners, members, directors, agents and employees (collectively, the "Landlord Parties"), harmless from and against any and all claims, liability, loss, cost or expense (including reasonable attorneys' fees) arising out of or in connection with (i) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof or the Building or Common Area, if such injury or damage is caused in part or in whole by any act or omission by Tenant, its agents, contractors, employees, or invitees or (ii) any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease. If any action or proceeding is brought against Landlord or any of the Landlord Parties by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause except the negligence or willful misconduct of all Landlord Parties, and Tenant hereby waives all claims with respect thereto against Landlord. The foregoing provisions shall survive the termination of this Lease.

16.2 Indemnification by Landlord. Except in case of the negligence or willful misconduct of Tenant, its agents, employees or contractors, Landlord shall indemnify and hold Tenant harmless from

and against, and agrees to defend Tenant against, any and all claims, charges, liabilities, obligations, penalties, damages, costs or expenses (including reasonable attorneys' fees) arising, claimed, charged or incurred against or by Tenant from any matter or thing arising from Landlord's negligence or intentional misconduct in the operation, maintenance or use of the Common Areas, the Building or the Project (excluding the Premises). Landlord shall further indemnify and hold harmless Tenant from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord's part or to be performed by Landlord under the terms of this Lease, or arising from any act of negligence or willful misconduct of the Landlord, and upon written notice from Tenant, shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.

16.3 Exemption of Landlord from Liability. If the Premises, the Building, or the Common Area, or any part thereof, is damaged by fire or other cause against which Tenant is required to carry insurance pursuant to this Lease, Landlord shall not be liable to Tenant for any loss, cost or expense arising out of or in connection with such damage. Tenant hereby releases Landlord, its directors, officers, shareholders, partners, employees, agents and representatives, from any liability, claim or action arising out of or in connection with such damage. Furthermore, Tenant shall pursuant to ARTICLE 17 maintain insurance against loss, injury, or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its agents, contractors, employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water, or rain, which may leak or flow from or into any part of the Premises or the Building, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether such damage or injury results from conditions arising within the Premises or other portions of the Building, or from other sources, and Landlord shall not be liable therefor, unless caused by the gross negligence or willful misconduct of Landlord Parties, and in that event only to the extent not covered by the insurance which Tenant is required to carry pursuant to this Lease. Landlord shall not be liable to Tenant for any damages arising out of or in connection with any act or omission of any other tenant of the Premises or for losses due to theft or burglary or other wrongful acts of third parties, other than Landlord Parties.

ARTICLE 17
INSURANCE

17.1 General. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and the holder of any deed of trust or mortgage secured by any portion of the Premises (hereinafter referred to as a "Mortgagee"). All policies of insurance provided for herein shall be issued by insurance companies with a general policyholder's rating of not less than A and a financial rating not less than Class X as rated in the most current available "Best Insurance Reports". Each policy shall name Landlord and at Landlord's request any Mortgagee as an additional insured, as their respective interests may appear. Tenant shall deliver certificates of such insurance to Landlord, evidencing the existence and amounts of such insurance, at least ten (10) days prior to Tenant's occupancy in the Premises. Failure to make such delivery shall constitute a material default by Tenant under this Lease. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any modification, cancellation or lapse or reduction in the amounts of insurance. All public liability, property damage and other casualty insurance policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least thirty (30) days prior to the expiration thereof. Tenant agrees that if Tenant does not procure and maintain such insurance, Landlord may (but shall not be required to) obtain such insurance on Tenant's behalf and charge Tenant the premiums therefor together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant may

carry such insurance under a blanket policy provided such blanket policy expressly affords the coverage required by this Lease by a Landlord's protective liability endorsement or otherwise and evidence thereof is furnished to Landlord as required above.

17.2 Casualty Insurance. At all times during the term hereof, Tenant shall maintain in effect policies of casualty insurance covering (i) all improvements in, on or to the Premises (including any Building Standard furnishings, and any alterations, additions or improvements as may be made by Tenant), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises. Such policies shall include coverage in an amount not less than one hundred percent (100%) of the actual replacement cost thereof from time to time during the term of this Lease. Such policies shall provide protection against any peril included within the classification "Fire and Extended Coverage", including against vandalism and malicious mischief, theft, sprinkler leakage and against flood damage (and including cost of demolition and debris removal). Replacement cost for purposes hereof shall be determined by an accredited appraiser selected by Landlord or otherwise by mutual agreement. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth in ARTICLE 18, the proceeds under (i) above shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

17.3 Liability Insurance. Tenant shall at all times during the term hereof obtain and continue in force bodily injury liability and property damage liability insurance adequate to protect Landlord against liability for injury to or death of any person in connection with the activities of Tenant in, on or about the Premises or with the use, operation or condition of the Premises. Such insurance at all times shall be in an amount of not less than Two Million Dollars ($2,000,000) for injuries to persons in one accident, not less than One Million Dollars ($1,000,000) for injury to any one person and not less than Five Hundred Thousand Dollars ($500,000) with respect to damage to property. The limits of such insurance do not limit the liability of Tenant hereunder. All public liability and property damage policies shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its partners, agents and employees by reason of the negligence or willful misconduct of Tenant including its employees, agents, representatives and contractors.

17.4 Workers' Compensation Insurance. Tenant shall, at all times during the term hereof, maintain in effect workers' compensation insurance as required by applicable statutes.

17.5 Adjustment. Every three (3) years during the term of this Lease, or whenever Tenant materially improves or alters the Premises, whichever is earlier, Landlord and Tenant shall mutually agree to increases in Tenant's insurance policy limits for the insurance to be carried by Tenant as set forth in this Section. If Landlord and Tenant cannot mutually agree upon the amounts of said increases within thirty (30) days after notice from Landlord, then the insurance policy limits set forth in this Section shall be adjusted upward by an accredited insurance appraiser approved by Landlord to reflect increased replacement costs and increased limits of liability then prevailing generally in the local real estate industry for comparable property.

17.6 Landlord's Insurance. Landlord shall at all times from and after substantial completion of the Premises maintain in effect as an item of Expense (i) a policy or policies of insurance covering the Common Area and the Building in the Project in an amount up to one hundred percent (100%) of the actual replacement cost thereof (exclusive of the cost of excavations, foundations and footings), providing protection against rental loss for a minimum period of twelve months and any peril generally included in the classification "Fire and Extended Coverage" and "Boiler and Machinery" coverages which may include insurance against sprinkler damage, vandalism, malicious mischief, ordinance, earthquake and third party liability, and including such coverages in such amounts as Landlord may designate and (ii) a

commercial general liability insurance policy applicable to the Building and Common Area, providing a minimum limit of $2,000,000.00 per occurrence. Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance.

17.7 Waiver of Subrogation. Landlord and Tenant each hereby waives any and all rights of recovery against the other or against the directors, officers, shareholders, partners, employees, agents and representatives of the other, on account of loss or damage of such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier(s) that the foregoing mutual waiver of subrogation is contained in this Lease.

ARTICLE 18
DAMAGE AND DESTRUCTION

18.1 Partial Damage - Insured. If the Premises, Building or Common Area are damaged by a risk covered under fire and extended coverage insurance protecting Landlord, then Landlord shall restore such damage provided insurance proceeds are available to Landlord to pay eighty percent (80%) or more of the cost of restoration, and provided such restoration by Landlord can be completed within six (6) months after the commencement of work, in the opinion of a registered architect or engineer appointed by Landlord. In such event this Lease shall continue in full force and effect so long as the Premises can be used by Tenant, except that Tenant shall, so long as the damage is not due to the negligence or willful misconduct of Tenant, be entitled to an equitable reduction of Rent and Expenses from the date of such damage while such restoration takes place, such reduction to be based upon the extent to which the damage and the restoration efforts directly and materially interfere with Tenant's use of the Premises.

18.2 Partial Damage - Uninsured. If the Premises, Building or Common Area are damaged by a risk not covered by such insurance or the insurance proceeds available to Landlord are less than eighty percent (80%) of the cost of restoration, or if the restoration cannot be completed within six (6) months after the commencement of work in the opinion of the registered architect or engineer appointed by Landlord, then Landlord shall have the option either to (i) repair or restore such damage, this Lease continuing in full force and effect so long as the Premises can be used by Tenant, but the Rent and Expenses to be equitably reduced as hereinabove provided, or (ii) give notice to Tenant at any time within ninety (90) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. If such notice is given, this Lease shall expire and any interest of Tenant in the Premises shall terminate on the date specified in such notice and the Rent and Expenses, reduced by an equitable reduction from the date of such damage (except as hereinabove provided) based upon the extent, if any, to which such damage directly and materially interfered with Tenant's use of the Premises, shall be paid to the date of such termination, and Landlord agrees to refund to Tenant any Rent or Expenses theretofore paid in advance for any period of time subsequent to such termination date.

18.3 Total Destruction. If the Premises are totally destroyed (i.e., over eighty percent (80%) of the Premises is destroyed or if Tenant cannot use the Premises without major restoration) or if in Landlord's judgment the Premises cannot be restored as set forth above, then, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective as of the date of the damage.

18.4 Landlord's Obligations. Landlord shall not be required to carry insurance of any kind on Tenant's property and shall not in the absence of the negligence or wrongful acts of Landlord Parties be required to repair any injury or damage thereto by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, ceilings, floor covering, office fixtures or any other improvements or property installed in the Premises by or at the direct or indirect expense of Tenant, and Tenant shall be required to restore or replace same in the event of damage and shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration. Notwithstanding anything to the contrary contained in this Section, Landlord shall have the option not to repair, reconstruct or restore the Premises with respect to damage or destruction as described in this Section occurring during the last twelve (12) months of the term of this Lease or any extension thereof; provided, however, that if Landlord exercises such option, this Lease shall be terminated upon such exercise.

18.5 Tenant's Termination Right. If (i) the Premises are damaged and the restoration cannot be completed within nine (9) months after the date of such casualty in the opinion of the registered architect or engineer appointed by Landlord, or (ii) the Premises shall be damaged to the extent of twenty five (25%) percent or more of the cost of replacement thereof during the last twelve (12) months of the Term, then, in any of the foregoing events, Tenant may terminate this Lease by written notice given to Landlord at any time subsequent to the casualty, which notice shall set forth an intended termination date which shall be no sooner than thirty (30) days following the giving of such notice, and if Landlord shall have failed to restore the Premises in accordance with its obligations hereunder prior to the date specified in said notice, then this Lease shall terminate as of the date of the casualty.

18.6 Waiver by Tenant. It is expressly agreed that this Section shall govern the rights of Landlord and Tenant in the event of damage and destruction and supersedes the provisions of any statutes with respect to any damage or destruction of the Premises.

ARTICLE 19
CONDEMNATION

If all or a substantial part of the Premises, Building or Common Area is taken or appropriated for public or quasi-public use by the right of eminent domain or otherwise by taking in the nature of inverse condemnation, with or without litigation, or is transferred by agreement in lieu thereof (any of the foregoing being referred to herein as a "taking"), either party hereto may, by written notice given to the other within thirty (30) days of receipt of notice of such taking, elect to terminate this Lease as of the date possession is transferred pursuant to the taking; provided, however, that before such party may terminate this Lease for a taking, such taking shall be of such an extent and nature as to economically frustrate its business therein, or to substantially handicap, impede or impair its use thereof. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that Tenant may file a separate claim for an award and nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant for the taking of personal property belonging to Tenant. In the event of a taking which does not result in a termination of this Lease, Rent and Expenses shall be equitably reduced to the extent Tenant's business in or use of the Premises is economically impaired as described above. No temporary taking of the Premises or any part of the Project shall terminate this Lease, or give Tenant any right to any abatement of Rent and Expenses hereunder, except that Rent and Expenses shall be equitably reduced as described above during that portion of any temporary taking lasting more than thirty (30) days. To the extent the provisions of this Section conflict with any State law allowing either party to petition the court to terminate this Lease for a partial taking, the provisions of this Section shall govern.

ARTICLE 20
LIENS

Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant, and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. Tenant shall give Landlord at least ten (10) business days prior written notice of the expected date of commencement of work relating to alteration, improvements, or additions to the Premises and if requested by Landlord (for alterations, improvements or additions the cost of which is in excess of $50,000.00) shall secure a completion and indemnity bond for said work, satisfactory to Landlord, in an amount equal to one and one-half (1 1/2) times the estimated cost of such work. Landlord shall have the right at all times to keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having any interest therein, against mechanics' and materialmen's liens. If any claim of lien is filed against the Premises or any part of the Project or any similar action affecting title to such property is commenced, the party receiving notice of such lien or action shall immediately give the other party written notice thereof. If Tenant fails, within thirty (30) days following the imposition of any lien, to cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right (but no obligation) to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all costs and expenses incurred by it in connection therewith (including reasonable attorneys' fees) shall be payable to Landlord by Tenant on demand, with interest at the Agreed Rate from the date of expenditure.

ARTICLE 21
DEFAULTS BY TENANT

The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

21.1 Intentionally Deleted.

21.2 The failure by Tenant to make any payment of Rent or Expenses or of any other sum required to be made by Tenant hereunder, within five (5) days after written notice that such amount is past due.

21.3 The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, if such failure is not cured within thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money and more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion; provided, further, that repeated breaches or defaults by Tenant (more than three (3) in any twelve (12) month period) shall entitle Landlord at its option to terminate this Lease unless Tenant furnished Landlord with adequate assurances, in Landlord's sole judgment, against further defaults; and provided, further, that violations by Tenant of the Rules and Regulations described in ARTICLE 36 which interfere with the rights of other tenants or which constitute a nuisance or hazard shall be cured by Tenant within forty-eight (48) hours after written notice thereof from Landlord, failing which Landlord may (but need not) cure same, in which event Tenant shall pay Landlord, within ten (10) days after

written notice thereof by Landlord, the amount expended by Landlord to effect such cure together with an administrative charge of fifteen percent (15%) of the amount thereof.

21.4 The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days) or the appointment of a trustee or receiver to take possession of, or the attachment, execution or other judicial seizure of, substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

Any notice required or permitted by this Section is intended to satisfy to the maximum extent possible any and all notice requirements imposed by law on Landlord. Landlord may serve a statutory notice to quit, a statutory notice to pay rent or quit, or a statutory notice of default, as the case may be, to effect the giving of any notice required by this Section.

ARTICLE 22
LANDLORD'S REMEDIES

In the event of any material default or breach of this Lease by Tenant beyond any applicable notice and cure periods, Landlord's obligations under this Lease shall be suspended and Landlord may at any time thereafter, without limiting Landlord in the exercise of any other right or remedy at law or in equity which Landlord may have (all remedies provided herein being nonexclusive and cumulative), do any one or more of the following:

22.1 Maintain this Lease in full force and effect and recover the Rent, Expenses and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises. If Landlord does not elect to terminate the Lease, Landlord shall use commercially reasonable efforts to relet the Premises at such rent and upon such conditions, and for such a term, as Landlord deems reasonably appropriate and to do all acts necessary with regard thereto, without being deemed to have elected to terminate the Lease, including re-entering the Premises to make repairs or to maintain or modify the Premises, and removing all persons and property from the Premises; which property if removed may at Landlord's election be abandoned or stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Reletting may be for a period shorter or longer than the remaining term of this Lease, and for more or less rent, but Landlord shall have no obligation to relet at less than prevailing market rental rates. If reletting occurs, this Lease shall terminate automatically when the new tenant takes possession of the Premises and commences rent payment. Notwithstanding that Landlord does not elect to terminate the Lease initially, Landlord at any time thereafter may elect to terminate the Lease by virtue of any uncured default by Tenant. In the event of any such termination, Landlord shall be entitled to recover from Tenant any and all damages incurred by Landlord by reason of Tenant's default (including, without limitation, the damages described in Section 22.2 below), as well as all costs of reletting, including commissions, reasonable attorneys' fees, restoration or remodeling costs, and costs of advertising.

22.2 Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including (without limitation) the following: (1) the worth, at the time of award, of any unpaid Rent which had been earned at the time of such termination; plus (2) the worth, at the time of award, of the amount by which the unpaid Rent which would have been earned after termination until the

time of award exceeds the amount of such Rental loss that Tenant proves could have been reasonably avoided; plus (3) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rental loss that Tenant proves could have been reasonably avoided; plus (4) any other reasonable amount, and court costs, necessary to compensate Landlord for all the detriment proximately caused by Tenant's default or which in the ordinary course of things would be likely to result therefrom (including, without limiting the generality of the foregoing, the amount of any commissions and/or finder's fee for a replacement tenant); plus (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subsections (1) and (2) of this Section 22.2, the "worth, at the time of award" is to be computed by allowing interest at the Agreed Rate and, as used in subsection (3) of this Section 22.2, the "worth, at the time of award" is to be computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). The term "Rent," as used in this Section, shall be deemed to be and to mean all Rent, Expenses, parking fees and other monetary sums required to be paid by Tenant pursuant to this Lease. For the purpose of determining the amount of "unpaid Rent which would have been earned after termination" or the "unpaid Rent for the balance of the term" (as referenced in subsections (2) and (3) hereof), the amount of parking fees and Expenses shall be deemed to increase annually for the balance of the term by an amount equal to the average annual percentage increase in parking fees and Expenses during the three (3) calendar years preceding the year in which the Lease was terminated, or, if such termination shall occur prior to the expiration of the third calendar year occurring during the term of this Lease, then the amount of parking fees and Expenses shall be deemed to increase monthly for the balance of the term by an amount equal to the average monthly percentage increase in parking fees and Expenses during all of the calendar months preceding the month in which the Lease was terminated.

22.3 Collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant's obligations at the Premises; it being agreed, however, that neither the filing of a petition for the appointment of a receiver for Tenant nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

22.4 Proceed to cure the default at Tenant's sole cost and expense, without waiving or releasing Tenant from any obligation hereunder. If at any time Landlord pays any sum or incurs any expense as a result of or in connection with curing any default of Tenant (including any administrative fees provided for herein and reasonable attorneys' fees), the amount thereof shall be immediately due as of the date of such expenditure and, together with interest at the Agreed Rate from the date of such expenditures, shall be paid by Tenant to Landlord within thirty (30) days after written demand, and Tenant hereby covenants to pay any and all such sums.

22.5 If Tenant is not occupying the Premises, retain possession of all of Tenant's fixtures, furniture, equipment, improvements, additions and other personal property left in the Premises or, at Landlord's option, at any time, to require Tenant to forthwith remove same, and if not so removed to deem them abandoned and dispose of same.

22.6 Additional Remedies. Upon the occurrence of any of the events specified in Section 21.4, if Landlord shall elect not to exercise, or by law shall not be able to exercise, its right hereunder to terminate this Lease, then, in addition to any other rights or remedies of Landlord under this Lease or provided by law, (i) Landlord shall not be obligated to provide Tenant with any of the services specified in ARTICLE 12, or otherwise specified in the Lease unless Landlord has received compensation in advance for such services, and the parties agree that Landlord's reasonable estimate of the compensation required with respect to such services shall control; and (ii) neither Tenant, as debtor in possession, nor any trustee or other person (collectively, the "Assuming Tenant") shall be entitled to assume this Lease, unless on or before the date of such assumption, the Assuming Tenant (A) cures, or provides adequate

assurance that such Assuming Tenant will promptly cure, any existing default under this Lease; (B) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any loss (including, without limitation, reasonable attorneys' fees and disbursements, including on appeal and in connection with any bankruptcy) resulting from such default; and (C) provides adequate assurance of future performance under this Lease. Tenant covenants and agrees that, for such purposes (i) any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction acceptable to Landlord of any nonmonetary default; (ii) any "adequate assurance" of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by other method acceptable to Landlord; and (iii) "adequate assurance" of future performance shall be effected by the establishment of an escrow fund for the amount at issue or other method acceptable to Landlord. Provided, further, upon the occurrence of any of the events specified in Section 21.4 prior to the date fixed as the Commencement Date (whether or not such default is cured within the time period, if any, provided in such Section), this Lease shall ipso facto be canceled and terminated. In such event, (i) neither Tenant nor any person claiming through or under Tenant, or by virtue of any statute or order of any court, shall be entitled to possession of the Premises; and (ii) in addition to such other rights and remedies provided in this Section, (A) Landlord may retain as damages any Rent, Security Deposit (if any) or monies received from Tenant or others on account of Tenant; and (B) the Concession Advance shall be immediately due and payable. The foregoing is a material consideration to Landlord for the execution of this Lease.

All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any offset to or abatement of Rent or Expenses, except as specifically provided herein.

ARTICLE 23
DEFAULTS BY LANDLORD

Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying such failure; provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are required for its cure, then Landlord shall not be deemed to be in default if it commences such cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion. Tenant agrees to give any Mortgagee a copy, by certified mail, of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then any such Mortgagee shall have an additional forty-five (45) days within which to cure such default on the part of the Landlord or if such default cannot be cured within that time, then such additional time as may be necessary if within that forty-five (45) days the Mortgagee has commenced and is pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so pursued. If Tenant recovers any judgment against Landlord for a default by Landlord of this Lease, the judgment shall be satisfied only out of the interest of Landlord in the Project and neither Landlord nor any of its partners, shareholders, officers, directors, employees or agents shall be personally liable for any such default or for any deficiency.

ARTICLE 24
COSTS OF SUIT

If either party brings action for relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay the successful party its costs incurred in connection with and in preparation for said action, including its reasonable attorneys' fees (which costs shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment, it being agreed that to be the successful party, a party need not necessarily have recovered a judgment, but shall be the party which, in light of all the facts and circumstances of the case, shall be deemed to be without fault or to have a lesser degree of fault than the other party). If Landlord, without fault on Landlord's part, is made a party to any action instituted by Tenant against a third party or by a third party against Tenant or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of a lien for labor or material furnished to or for Tenant or any such other person, or otherwise arising out of or resulting from any act or omission of Tenant or of any such other person, Tenant shall at its cost and at Landlord's option defend Landlord therefrom and further, except to the extent Landlord is found separately liable for its own negligence or wrongful acts, indemnify and hold Landlord harmless from any judgment rendered in connection therewith and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such action.

ARTICLE 25
SURRENDER OF PREMISES

On expiration or termination of this Lease, Tenant shall surrender to Landlord the Premises, and all Tenant's improvements thereto and alterations thereof, broom clean and in good condition (except for ordinary wear and tear, destruction to the Premises covered by ARTICLE 18 of this Lease, and for alterations that Tenant has the right to remove or is obligated to remove, so long as Tenant repairs any damage to the Premises under the provisions of this Section or ARTICLE 15), and shall remove all of its personal property including any signs, notices and displays. Tenant shall perform all restoration made necessary by the removal of any such improvements or alterations or personal property, prior to the expiration of the Lease term. If any such removal would damage the Building structure, Tenant shall give Landlord prior written notice thereof and Landlord may elect to make such removal at Tenant's expense or otherwise to require Tenant to post security for such restoration. Landlord may retain or dispose of in any manner any such improvements or alterations or personal property that Tenant does not remove from the Premises on expiration or termination of the term as allowed or required by this Lease and title to any such improvements or alterations or personal property that Landlord so elects to retain or dispose of shall vest in Landlord for Landlord's costs of storing, removing and disposing of any such improvements, alterations or personal property which Tenant fails to remove from the Premises. Tenant shall indemnify, defend and hold Landlord harmless from all damages, loss, cost and expense (including reasonable attorneys' fees) arising out of or in connection with Tenant's failure to surrender the Premises in accordance with this Section.

ARTICLE 26
SURRENDER OF LEASE

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger. Such surrender or cancellation shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any

or all such subleases or subtenancies. The delivery of keys to the Premises to Landlord or its agents shall not, of itself, constitute a surrender and termination of this Lease.

ARTICLE 27
TRANSFER OF LANDLORD'S INTEREST

If Landlord sells or transfers its interest in the Premises (other than a transfer for security purposes) Landlord shall be released from all obligations and liabilities accruing thereafter under this Lease, if Landlord's successor has assumed in writing Landlord's obligations under this Lease. Any Security Deposit, prepaid Rent or other funds of Tenant in the hands of Landlord at the time of transfer shall be delivered to such successor and Tenant agrees to attorn to the purchaser or assignee, provided all Landlord's obligations hereunder are assumed in writing by such successor. Notwithstanding the foregoing, Landlord's successor shall not be liable to Tenant for any such funds of Tenant which Landlord does not deliver to the successor.

ARTICLE 28
ASSIGNMENT AND SUBLETTING

28.1 Landlord's Consent Required. Tenant shall not sell, assign, mortgage, pledge, hypothecate or encumber this Lease (any such act being referred to herein as an "assignment"), and shall not sublet the Premises or any part thereof without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, and any attempt to do so without such consent shall be voidable by Landlord and, at Landlord's election, shall constitute a material default under this Lease. Notwithstanding the foregoing or anything else to the contrary in this Lease, Tenant may without the consent of Landlord (but upon ten (10) days prior written notice to Landlord) assign this Lease or sublet the Premises or any portion thereof to a Tenant Affiliate, so long as, in the case of an assignment, the Tenant Affiliate assumes all of the obligations of Tenant hereunder, and provided that Tenant delivers to Landlord a copy of the assignment and assumption document or sublease, as applicable, within thirty (30) days after the effective date of the assignment or subletting. The term "Tenant Affiliate" shall mean an entity controlling, controlled by or under common control with the original Tenant. Tenant shall not advertise or publicize the availability of the Premises without prior notice to Landlord. The failure of Tenant to provide such advance notice to Landlord shall be considered a material default by Tenant under Article 21 above.

28.2 Tenant's Application. If Tenant desires at any time to assign this Lease (which assignment shall in no event be for less than its entire interest in this Lease) or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the transaction ("Proposed Effective Date"), in writing, a notice of intent to assign or sublease, setting forth: (i) the Proposed Effective Date, which shall be no less than thirty (30) days after the date of such notice; (ii) the name of the proposed subtenant or assignee; (iii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; and (iv) a description of the terms and provisions of the proposed sublease or assignment. Such notice shall be accompanied by (i) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee, including recent financial statements and bank references; and (ii) a copy of the proposed sublease or assignment agreement. During the time that Landlord has in which to exercise the options available to Landlord upon the giving of such notice, as hereinafter described, Tenant shall not sublet all or any part of the Premises nor assign all or any part of this Lease.

28.3 Landlord's Option to Recapture Premises. If Tenant proposes to sublease all or part of the Premises for the balance of the Lease term, Landlord may, at its option upon written notice to Tenant given within thirty (30) days after its receipt of the above-described notice from Tenant, elect to recapture such portion of the Premises as Tenant proposes to sublease and upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured, unless Tenant rescinds its request for Landlord's consent to allow Tenant to sublet within ten (10) days following notice to Tenant of Landlord's election to so recapture. In the event a portion only of the Premises is recaptured, the Rental payable under this Lease, the Security Deposit, and Tenant's Share shall be proportionately reduced based on the rentable square footage retained by Tenant and the rentable square footage leased by Tenant hereunder immediately prior to such recapture and termination, and Landlord and Tenant shall thereupon execute an amendment of this Lease in accordance therewith. If Landlord recaptures only a portion of the Premises, it shall, at its sole cost, separately meter the electrical service, separate the HVAC service and sprinklers to the extent required and construct and erect such partitions as may be required to sever the space retained by Tenant from the space recaptured by Landlord; provided, however, that said partitions need only be finished in Building Standard condition. Landlord may, at is option, lease the recaptured portion of the Premises to the proposed subtenant without liability to Tenant. If Landlord does not elect to recapture pursuant to this Section, Tenant may thereafter enter into a valid sublease with respect to the Premises, provided Landlord, pursuant to this Section, consents thereto, and provided further that (i) the sublease is executed within ninety (90) days after notification to Landlord of such proposal, and (ii) the rental therefor is not less than that stated in such notification. Any termination as provided in this Section 28.3 shall be subject to the written consent of any Mortgagee of Landlord if required. The effective date of any such termination shall be the Proposed Effective Date so long as Tenant has complied with the provisions of Section 28.2 above, and otherwise shall be as specified in Landlord's notice of termination. This Section 28.3 shall not be applicable to subleases to a Tenant Affiliate or permitted transfers under Section 28.11 below.

28.4 Approval/Disapproval Standards. In the event that Tenant complies with the provisions of Section 28.2, and Landlord does not exercise an option provided to Landlord under Section 28.3, Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed. In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider any reasonable factor. Without limiting what may be construed as a reasonable factor, it is hereby agreed that any one of the following factors will be reasonable grounds for disapproval of a proposed assignment or sublease:

28.4.1 Tenant has not complied with the requirements set forth in Section 28.2 above;

28.4.2 If Tenant is released of its obligations hereunder, the proposed assignee or subtenant does not, in Landlord's reasonable judgment, have sufficient financial worth, considering the responsibility involved;

28.4.3 The proposed assignee or subtenant does not, in Landlord's reasonable judgment, have a good reputation as a tenant of property;

28.4.4 Landlord has had prior negative leasing experience with the proposed assignee or subtenant;

28.4.5 In Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business, and the Premises, or the relevant part thereof, will be used in a manner that is not in keeping with the then current standards of the Building, or that will violate any restrictive or exclusive covenant as to use contained in any other lease of space in the Building or the Project;

28.4.6 The use of the Premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation;

28.4.7 The proposed assignee or subtenant, or any person that, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant, or any person who controls the proposed assignee or subtenant, is then an occupant of a part of the Building or the Project;

28.4.8 The proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Building or the Project; or

28.4.9 Tenant is then in default of any obligation of Tenant under this Lease beyond any applicable notice and cure periods, or Tenant has defaulted under this Lease on three (3) or more occasions during the twelve (12) months preceding the date that Tenant shall request consent.

28.5 Approval/Disapproval Procedure. Landlord shall approve or disapprove the proposed assignment or sublease by written notice to Tenant within thirty (30) days of Tenant's request therefor. If Landlord shall exercise any option to recapture the Premises as herein provided, or denies a request for consent to a proposed sublease or assignment, Landlord shall not be liable to the proposed assignee or subtenant, or to any broker or other person claiming a commission or similar compensation in connection with the proposed assignment or sublease. If Landlord approves the proposed assignment or sublease, Tenant shall, prior to the Proposed Effective Date, submit to Landlord all executed originals of the assignment or sublease agreement for execution by Landlord on the signature pages thereof after the words "The foregoing is hereby consented to by Landlord." Provided such assignment or sublease agreement is in accordance with the terms approved by Landlord, Landlord shall execute each original as described above and shall retain two originals for its file and return the others to Tenant. No purported assignment or sublease shall be deemed effective as against Landlord and no proposed assignee or subtenant shall take occupancy unless such document is delivered to Landlord in accord with the foregoing.

28.6 Required Provisions. Any and all assignment or sublease agreements shall (i) contain such terms as are described in Tenant's notice under Section 28.2 above or as otherwise agreed by Landlord, (ii) prohibit further assignments or subleases, (iii) impose the same obligations and conditions on the assignee or sublessee as are imposed on Tenant by this Lease except as to Rent and term or as otherwise agreed by Landlord, (iv) be expressly subject and subordinate to each and every provision of this Lease, (v) have a term that expires on or before the expiration of the term of this Lease, (vi) provide that if Landlord succeeds to sublessor's position, Landlord shall not be liable to sublessee for advance rental payments, deposits or other payments which have not been actually delivered to Landlord by the sublessor, and (vii) provide that Tenant and/or the assignee or sublessee shall pay Landlord the amount of any additional costs or expenses incurred by Landlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the assignment or sublease. Any and all sublease agreements shall also provide that in the event of termination, re-entry, or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of the sublease, except that Landlord shall not: (i) be liable for any previous act or omission of Tenant under the sublease; (ii) be subject to any offset not expressly provided in the sublease that theretofore accrued to the subtenant against Tenant; or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's fixed rent or any additional rent then due.

28.7 Payment of Additional Rent Upon Assignment or Sublease. If Landlord shall give its consent to any assignment of this Lease or to any sublease of the Premises, Tenant shall, in consideration therefor, pay to Landlord, as additional Rent:

28.7.1 In the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for, or by reason of, such assignment (including, without limiting the generality of the foregoing, all sums paid for the sale of Tenant's leasehold improvements) after deductions for the reasonable costs incurred by Tenant in connection with any such assignment (e.g., reasonable brokerage commissions, legal fees and marketing costs); and

28.7.2 In the case of a sublease, fifty percent (50%) of any rents, additional charges, or other consideration payable under the sublease by the subtenant to Tenant that are in excess of the Rent and Tenant's Share of Expenses accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, without limiting the generality of the foregoing, all sums paid for the sale or rental of Tenant's leasehold improvements) after deductions for the reasonable costs incurred by Tenant in connection with any such sublease (e.g., reasonable brokerage commissions, legal fees and marketing costs).

The sums payable under subsection 28.7.1 above shall be paid to Landlord upon the effective date of the assignment. The sums payable under subsection 28.7.2 above shall be paid to Landlord as and when payable by the sublessee to Tenant. Within fifteen (15) days after written request therefor by Landlord, Tenant shall at any time and from time to time furnish evidence to Landlord of the amount of all such sums or other consideration received or expected to be received.

28.8 Fees for Review. If Landlord retains the services of an attorney to review the transaction, Tenant shall pay to Landlord the reasonable attorneys' fees incurred by Landlord in connection therewith (not to exceed One Thousand Dollars ($1,000.00). Tenant shall pay such attorneys' fees to Landlord within fifteen (15) days after written request therefor.

28.9 No Release of Tenant. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subletting, including Tenant's obligation to obtain Landlord's express prior written consent to any other assignment or subletting. In no event shall any permitted subtenant assign its sublease, further sublet all or any portion of is sublet space, or otherwise suffer or permit the sublet space, or any part thereof, to be used or occupied by others, except upon compliance with, and subject to the provisions of this Section. The acceptance by Landlord of payment from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subsequent assignment or sublease, or to be a release of Tenant from any obligation under this Lease.

28.10 Assumption of Obligations. Each assignee of Tenant shall assume the obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Rent and the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be binding on Landlord unless the assignee or Tenant delivers to Landlord a counterpart of this instrument of assignment in recordable form which contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, and consistent with the requirements of this Section. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability to Landlord hereunder. Landlord shall have no obligation whatsoever to perform any duty to or respond to any request from any sublessee, it being the obligation of Tenant to administer the terms of its subleases.

28.11 Corporate or Partnership Transfers. If the Tenant is a privately held corporation, or is an unincorporated association or partnership, the cumulative or aggregate transfer, assignment or hypothecation of fifty percent (50%) or more of the total stock or interest in such corporation, association or partnership shall be deemed an assignment or sublease within the meaning and provisions of this Section. This Section shall, however, not apply to assignments or subleases to a corporation (i) into or with which Tenant is merged or consolidated, (ii) to which substantially all of Tenant's assets are transferred, or (iii) that controls, is controlled by, or is under common control with Tenant, provided that, in any of such events:

28.11.1 The successor of Tenant has a tangible net worth (excluding good will) of $25,000,000.00, computed in accordance with generally accepted accounting principles;

28.11.2 Proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of such transaction;

28.11.3 Any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord promptly upon the assignment or sublease, all the obligations of Tenant under this Lease;

28.11.4 Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease; and

28.11.5 Tenant shall reimburse Landlord, promptly on demand, for Landlord's reasonable attorneys' fees incurred in conjunction with the processing and documentation of any such transaction.

28.12 Involuntary Assignment. No interest of Tenant in this Lease shall be assignable by operation of law (including without limitation, the transfer of this Lease by testacy or intestacy, or in any bankruptcy or insolvency proceeding). Each of the following acts shall be considered an involuntary assignment: (i) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under any bankruptcy law in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other such person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (ii) if a writ of attachment or execution is levied on this Lease; (iii) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises; or (iv) there is any assumption, assignment, sublease or other transfer under or pursuant to the Bankruptcy Code, 11 U.S.C. 101 et seq. (hereinafter referred to as the "Bankruptcy Code"). An involuntary assignment shall constitute a default by Tenant, and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. If Landlord shall elect not to exercise its right hereunder to terminate this Lease in the event of an involuntary assignment, then in addition to any other rights or remedies of Landlord under this Lease or provided by law, the provisions of Sections 28.3, 28.6, 28.7, 28.8, 28.9, 28.10 and 28.13 shall apply to any such involuntary assignment. Such sums, if any, payable pursuant to the referenced Sections shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Such sums which are not paid or delivered to Landlord shall be held in trust for the benefit of Landlord, and shall be promptly paid or turned over to Landlord upon demand. Any person or entity to which this Lease is assigned pursuant to the provisions of said Code shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver such instruments and documents reasonably requested by Landlord confirming such assumption.

28.13 Assignment of Sublease Rents. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or any part of the Premises, and Landlord, as assignee and as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application, may collect such rents and apply same toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right and license to collect such rents.

ARTICLE 29
ATTORNMENT

If any proceeding is brought for default under any ground or underlying lease to which this Lease is subject, or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the successor upon any such foreclosure or sale and shall recognize that successor as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and, if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease, for the unexpired term of this Lease then remaining.

ARTICLE 30
SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (i) all ground or underlying leases which may now exist or hereafter be executed affecting the Premises, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Premises, such ground or underlying leases, or Landlord's interest or estate in any of them, is specified as security; provided the mortgagee agrees to not disturb Tenant so long as Tenant is not in default. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground or underlying leases or any such liens to this Lease. If any ground or underlying lease terminates for any reason, Tenant shall, notwithstanding any subordination, attorn to and become Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, within ten (10) business days after written request to do so by Landlord, in the form requested by Landlord, any documents evidencing the priority or subordination of this Lease with respect to any such ground or underlying leases or the lien of any such mortgage or deed of trust, and failure of Tenant to do so shall be a material default hereunder. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute, deliver, and record any such documents in the name and on behalf of Tenant if Tenant fails to comply with the foregoing. Within thirty (30) days after the date of this Lease, Landlord shall use commercially reasonable efforts to obtain an SNDA, in form and substance mutually satisfactory to Tenant and Landlord's lender. However, if the SNDA is not obtained or is not in a form acceptable to Tenant and Landlord's lender, Landlord shall have no liability to Tenant.

ARTICLE 31
ESTOPPEL CERTIFICATE

Tenant shall from time to time within ten (10) business days after prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing in the form set forth in Exhibit D attached hereto, or such other form as may be customarily required by Landlord's Mortgagee, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature

of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, (or specifying such defaults if they are claimed), and (iii) containing such other matters as are set forth in such form. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one month's Rent has been paid in advance. Failure of Tenant to so deliver such statement shall be a material default hereunder. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute and deliver such statement to any third party in the name and on behalf of Tenant if Tenant fails to comply with the foregoing.

ARTICLE 32
INTENTIONALLY DELETED

ARTICLE 33
QUIET ENJOYMENT

So long as Tenant is not in default under this Lease beyond any applicable notice and cure period, and recognizes any successor to Landlord in accordance with the terms of this Lease, Tenant shall lawfully and quietly have, hold and enjoy the Premises without hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, subject, however, to all the provisions of this Lease. Landlord hereby affirms that, to the best of Landlord's knowledge, there are no encumbrances, easements, rights, covenants, conditions and restrictions of record that exist as of the date of this Lease that would impair Tenant's ability to utilize the Premises for the uses intended hereunder.

ARTICLE 34
WAIVER OF REDEMPTION BY TENANT

Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

ARTICLE 35
WAIVER OF LANDLORD: TENANT'S PROPERTY

Landlord shall, within thirty (30) days after written request from Tenant, execute and deliver to Tenant any statement in form reasonably acceptable to Landlord as may be required by any supplier, lessor, installment seller or chattel mortgagee in connection with the installation in the Premises of any personal property or trade fixtures of Tenant, pursuant to which Landlord shall agree to waive any rights it may have or may acquire with respect to any such property, provided in all cases that such supplier, lessor, installment seller or chattel mortgagee expressly agrees in writing that: (i) It will remove at its sole cost and expense all such property from the Premises before the expiration or termination of the Lease and if it fails to do so within ten (10) days after written request from Landlord it shall be deemed to have waived any and all rights it may have had to such property; (ii) Prior to making any such removal it

will advise Landlord in writing of the date and time of such removal and will, at the time of such removal, allow a representative of Landlord to be present; (iii) It will promptly and diligently and at its sole cost and expense repair any and all damage to the Premises attributable to such removal and shall restore the Premises to substantially the same condition it was in prior to such removal; (iv) It will allow Landlord to reasonably approve the person or persons which will effect such removal, repair and restoration, and will bear the costs and expenses thereof; (v) It will, if Landlord chooses to exercise its rights under (iv) above, cause a performance and completion bond, satisfactory to Landlord, to be furnished to Landlord with regard to the work of such removal, repair and restoration; (vi) It will promptly pay Landlord any costs and expenses incurred by Landlord in connection with the enforcement of Landlord's rights hereunder, including attorneys' fees, and will indemnify and hold Landlord harmless against any and all claims, loss, cost or expense arising out of or in connection with such removal, repair and restoration; (vii) It will pay Landlord interest on any outstanding amounts payable by it to Landlord at the "Agreed Rate" (as hereinafter defined); (viii) It will not record such statement without Landlord's prior written consent which Landlord may withhold in its sole discretion; and (ix) It will not assign its rights or delegate its duties under such statement without Landlord's prior written consent.

ARTICLE 36
RULES AND REGULATIONS

The Rules and Regulations attached hereto as Exhibit E are expressly made a part hereof. Tenant agrees to comply with such Rules and Regulations and any reasonable amendments, modifications or additions thereto as may hereafter be adopted and published by notice to tenants in the Building, and to cause its agents, contractors and employees to comply therewith, and agrees that the violation of any of them shall constitute a default by Tenant under this Lease. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the Provisions of this Lease shall prevail. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building or of the Project of any of the Rules and Regulations.

ARTICLE 37
NOTICES

Any notice, demand or communication required or permitted to be given hereunder to Landlord by Tenant shall be personally served, sent by overnight express mail by a nationally recognized carrier, or deposited in the United States mails, duly registered or certified with postage fully prepaid thereon, addressed to Landlord at Landlord's address as set forth in ARTICLE 1 hereof, or to such other address to which Tenant last forwarded Rent, or to such other parties as Landlord may from time to time designate. Any notice, demand or communication required or permitted to be given hereunder to Tenant by Landlord may be mailed as above stated to Tenant's address as set forth in ARTICLE 1 hereof or delivered personally to Tenant at the address of the Premises. Either party may by written notice similarly given designate a different address for notice purposes, except that Landlord may in any event use the Premises as Tenant's address for notice purposes. Notice shall be effective when mailed or delivered as above specified.

ARTICLE 38
WAIVER

No delay or omission in the exercise of any right or remedy of Landlord for any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of

delinquent payments shall not constitute a waiver of any other default, and shall not constitute a waiver of timely payment of the particular payment involved. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only an express notice to such effect from Landlord to Tenant shall constitute acceptance of the surrender of the Premises sufficient to terminate this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not constitute a consent or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any default concerning the same or any other provision of this Lease.

ARTICLE 39
MISCELLANEOUS

39.1 Execution by Landlord. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or an option for, the Premises. This document becomes effective and binding only upon execution by Tenant and by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.

39.2 Landlord and Tenant. As used in this Lease, the words "Landlord" and "Tenant" include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there is more than one person or entity constituting Landlord or Tenant, the obligations imposed hereunder upon Landlord or Tenant are joint and several. If Tenant consists of a husband and wife, the obligations of Tenant hereunder extend individually to the sole and separate property of each of them as well as to their community property. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership of the Premises.

39.3 Brokers. In connection with this Lease, Tenant and Landlord warrant and represent to each other that each party has had dealings only with the brokers identified in ARTICLE 1 hereof, that Landlord will pay Tenant's Broker a commission pursuant to a separate agreement between Landlord and Tenant's Broker and that neither Landlord nor Tenant know of any other person or entity who is or might be entitled to a commission, finder's fee or other like payment in connection herewith, and each party hereto does hereby indemnify and agree to hold the other party, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that such indemnified party may incur should such warranty and representation prove incorrect, inaccurate or false.

39.4 Signs. Tenant shall not place or permit to be placed in or upon the Premises, where visible from outside the Premises, or outside the Premises on any part of the Building or Project, any signs, notices, drapes, shutters, blinds, or displays of any type, without the prior written consent of Landlord. Landlord reserves the right in its sole discretion to place and locate on the roof or exterior of the Building, and in any area of the Project not leased to Tenant, any signs, notices, displays and similar items as Landlord deems appropriate.

39.5 Name of Building. Tenant shall not use the name of the Building or the Project for any purpose other than the address of the business to be conducted by Tenant in the Premises. Tenant shall not use any picture of the Building or the Project in its advertising, stationery or in any manner so as to imply that the entire Building is leased by Tenant. Landlord expressly reserves the right at any time to change the name of the Building or Project without in any manner being liable to Tenant therefor.

39.6 Parking. During the term of this Lease, Tenant shall only be entitled to such use of parking spaces in the parking areas located in the Project as shall be confirmed in writing by the parties, and absent any written agreement to the contrary, parking for Tenant and its employees, agents, customers, invitees and licensees shall be on a first-come, first-served basis, at rates and upon other terms and conditions as may be established from time to time by Landlord or Landlord's operator of the parking areas. The parking ratio for the Building is four (4) parking spaces per one thousand (1,000) square feet of space in the Building; provided however, that all parking in the surface lots in the Project is unmonitored and available only on a first come, first serve basis. Parking rates may be hourly, weekly or monthly, or such other rate system as Landlord deems advisable, and Tenant acknowledges that its employees shall not be entitled to park in such parking areas located in and about the Building which may from time to time be designated for visitors of the Building. Landlord may also designate areas for assigned, reserved or employee parking either within the parking areas located in and about the Building, or in other areas reasonably close thereto. Landlord shall have the right to change any such designated parking areas from time to time. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty as to the suitability of the parking areas for the conduct of Tenant's business. (See Exhibit P for Tenant's parking rights.)

39.7 INTENTIONALLY OMITTED

39.8 Approval of Landlord's Mortgagee. Tenant acknowledges that this Lease is subject to the approval of Landlord's Mortgagee, and Tenant agrees to make such reasonable modifications to this Lease as may be ordinarily and customarily requested by Landlord's Mortgagee, so long as such modifications shall not affect the Rent payable hereunder, increase Tenant's obligations hereunder, or otherwise adversely affect Tenant in any material way. Tenant may terminate this Lease if Landlord's Mortgagee does not approve the Lease within thirty (30) days after the date of this Lease (Landlord's Mortgagee's approval of this Lease shall be deemed given unless Landlord provides Tenant written notice of such disapproval within thirty (30) days after the date of this Lease).

39.9 Landlord's Financing. In connection with Landlord's financing of the Premises or any other part of the Project, if Landlord's Mortgagee requires Tenant to execute, acknowledge and deliver to Landlord or Landlord's Mortgagee certain documents as may be ordinarily and customarily required by such lender in connection with financing, including without limitation those documents as may be required under ARTICLE 30 and ARTICLE 31 of this Lease, Tenant shall be liable for any and all loss, cost, damage, or expense (including without limitation reasonable attorneys' fees) which Landlord may sustain or incur as a result of or in connection with Tenant's unreasonable failure or delay in executing, acknowledging and delivering such documents, or Tenant's breach of any other covenant or agreement embodied in this Lease that results in the delay, impairment or cancellation of Landlord's financing.

39.10 Nonrecordability of Lease. Tenant agrees that in no event shall this Lease or a memorandum hereof be recorded without Landlord's express prior written consent.

39.11 Matters of Record. This Lease and Tenant's rights hereunder are subject and subordinate in all respects to matters affecting Landlord's title recorded in the official records of the county recorder's office for the county in which the Project is located prior or subsequent to the date of execution of this Lease. Tenant agrees that as to its leasehold estate it, and all persons in possession or holding under it, will conform with and not violate any such covenants, conditions and restrictions, or other matters, of record; provided, however, that no matters of record shall prohibit Tenant from occupying the Premises for the use provided in Article 11.

39.12 Severability. If any provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected

thereby, and every other term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

39.13 Construction. All provisions hereof, whether covenants or conditions, shall be deemed to be both covenants and conditions. The definitions contained in this Lease shall be used to interpret this Lease.

39.14 Interest. Except as expressly provided otherwise in this Lease, any amount due to Landlord which is not paid when due shall bear interest from the date due at the prime commercial rate of interest charged from time to time by Citibank N.A. plus two percent (2%) per annum, but not to exceed the maximum rate of interest allowed by law (the "Agreed Rate"). Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

39.15 Binding Effect; Choice of Law. Except as expressly provided otherwise in this Lease, all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Premises is located.

39.16 Waiver of Trial by Jury. Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease or Tenant's use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Landlord and Tenant also agree that the venue of any such action, proceeding or counterclaim shall be in the County of where the Premises is located.

39.17 Time; Rights Cumulative. Time is of the essence of this Lease and each and every provision hereof, except as may be expressly provided otherwise. All rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity.

39.18 Inability to Perform. This Lease and the obligations of Landlord and Tenant hereunder shall not be affected or impaired because Landlord or Tenant is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strikes, shortages of material or labor, acts of war or terrorism, acts of God, fires, floods, earthquakes or other natural or man-made disasters or calamities, force majeure, governmental ordinances or moratoriums, unavailability of financing, or any other unforeseen occurrence not under Landlord's or Tenant's direct control (collectively, "Force Majeure Delays"). In no event will the occurrence of a Force Majeure Delay excuse or suspend any of Tenant's obligations to pay Basic Rent, Tenant's Share of Expenses or any other monetary obligations of Tenant under this Lease.

39.19 Corporate Authority. If Landlord or Tenant is a corporation, each individual executing this Lease on behalf of Landlord or Tenant (as applicable) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Landlord or Tenant (as applicable), and that Landlord and Tenant is qualified to do business in the State where the Premises is located, and shall deliver appropriate certification to that effect if requested.

39.20 Partnership Authority. If Landlord or Tenant is a partnership, joint venture, or other unincorporated association, each individual executing this Lease on behalf of Landlord or Tenant (as applicable) represents that this Lease is binding on Landlord or Tenant (as applicable). Furthermore, Landlord and Tenant agree that the execution of any written consent hereunder, or of any written modification or termination of this Lease, by any general partner of Landlord or Tenant (as applicable) or

any other authorized agent of Landlord or Tenant (as applicable), shall be binding on Landlord and Tenant.

39.21 Submittal of Financial Statement. At any time and from time to time during the term of this Lease, within fifteen (15) days after request therefor by Landlord, but not more frequently than one (1) time per year (unless an event of default by Tenant has occurred), Tenant shall supply to Landlord and/or any Mortgagee a current financial statement or such other financial information as may be required by Landlord. This Section 39.21 shall not apply if Tenant is a publicly traded company on a nationally recognized exchange in the United States of America.

39.22 Riders. Clauses, plats, addenda, and riders, if any, that are signed by Landlord and Tenant and affixed to this Lease, are a part hereof.

ARTICLE 40
INTENTIONALLY OMITTED

ARTICLE 41
HAZARDOUS MATERIALS

41.1 Tenant's Obligation. Tenant shall not cause or permit any Hazardous Material (as defined in Section 41.3 below) to be brought, kept or used in or about the Project by Tenant, its agents, employees, contractors, or invitees, except for those substances characterized as Hazardous Materials that are required in the ordinary course of Tenant's business conducted on the Premises (and which are used and/or stored by Tenant in compliance with all applicable Laws (as defined in Section 41.4 below) related thereto). Tenant hereby indemnifies Landlord and the Landlord Parties from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees and costs, consultant fees, and expert fees) which arise during or after the Lease term as a result of such breach. This indemnification of Landlord and the Landlord Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of such Hazardous Material present in the soil or ground water on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project, then subject to the provisions of ARTICLES 15, 20 and 12 hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof; provided however, Landlord shall also have the right, by written notice to Tenant, to directly undertake any such mitigation efforts with regard to Hazardous Materials in or about the Project due to Tenant's breach of its obligations pursuant to this Section 41.1, and to charge Tenant, as Rent, for the costs thereof.

41.2 Consent. Landlord may withhold its consent to any proposed assignment or sublease if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

41.3 Hazardous Materials. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State where the Premises is located or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "Hazardous Substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (iv) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (v) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).

41.4 Laws. As used herein, the term "Laws" means any applicable federal, state or local law, ordinance, or regulation relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Section 41.3 above.

41.5 Landlord's Representations and Warranties. Landlord hereby represents and warrants to Tenant that as of the date of this Lease, to Landlord's actual knowledge, (i) it has not received any notices from any governmental agency alleging that the Building is currently in violation with any Laws, and any other laws, regulations or ordinances applicable to the Building, and (ii) there are no Hazardous Materials present at the Project in violation of any Laws. Landlord shall, at Landlord's expense, comply with or cause to be complied with all Laws that affect the Building or the Common Areas of the Building, except with respect to which Tenant is obligated by this Lease. Landlord shall not cause or knowingly permit any Hazardous Materials to be used in any manner not fully in compliance with all Laws, in the Building and the Project, except that Landlord or its agents may handle, store, use or dispose of Hazardous Materials to the extent customary and necessary for the maintenance and repair of the Building, provided that such items are handled, stored, used, and disposed of in a safe and lawful manner. Landlord agrees to indemnify, defend and hold Tenant harmless from any liability, cost, damage, claim or injury arising from Landlord permitting any Hazardous Materials to be used in any manner at the Building not fully in compliance with the Laws, except if due to the acts of Tenant.

ARTICLE 42
INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, negotiations, brochures, arrangements, or understanding pertaining to any such matter shall be effective for any purpose unless expressed herein. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first written above.

LANDLORD:

YPI Bannockburn, LLC, a
Delaware limited liability company,

YPI CD Mezz Borrower, LLC, a
Delaware limited liability company,
Sole Member

By: YPI CD Portfolio Holdings, LLC, a
Delaware limited liability company,
Sole Member

By: YPI CD Portfolio Properties, LLC, a
Delaware limited liability company,
Managing Member

By: ______________________
Zaya S. Younan,
President

TENANT:

Statmon Technologies Corp.,
a Nevada corporation

By: ______________________
Name: GEOFFREY TALBOT
Its: CEO

By: ______________________
Name: PETER UPFOLD
Its: CTO

<u>EXHIBIT A</u>

DESCRIPTION OF PREMISES

<u>EXHIBIT B</u>

VERIFICATION OF TERM AND INITIAL RENT

RE: Lease dated ___________ 2006 between YPI Bannockburn, LLC, a Delaware limited liability company ("Landlord"), and Statmon Technologies Corp., a Nevada corporation ("Tenant"), for premises in Suite 300 South. Tenant hereby verifies that the information stated below is correct and further acknowledges and accepts possession of the Premises.

Area: ______________________ (rentable/usable/gross) sq. ft.

Commencement Date: ______________________

Termination Date: ______________________

Options: ______________________

Initial Rent: ______________________

Address for Notices: ______________________

____

____

____

Billing Address: ______________________

____

____

____

Attn: ______________________

Telephone Number: (___)____________

Federal Tax I.D. No.: ______________________

By: Statmon Technologies Corp.

Name ______________________

Title: ______________________

Date: ______________________

EXHIBIT C

CONSTRUCTION PROVISIONS

These provisions define the scope of work to be provided by Landlord in the Premises under the terms of the Lease. Words and phrases used herein which are defined in the Lease have the meanings set forth therein unless provided otherwise.

1. Landlord's Work. Landlord hereby grants Tenant a construction allowance not to exceed $15.00 per rentable square foot of the Premises ($152,910.00) (the "Allowance") which shall be used only as a credit towards the cost of the following services and materials (hereinafter referred to as "Landlord's Work"):

All elements of the cost of construction of the initial tenant's improvements that are completed before December 31, 2007, such as for architectural, design and engineering costs, labor, materials and construction-related utility charges (collectively, "Construction Costs"). The Allowance may also be applied to the purchase, lease, or finance of any furniture, furniture systems, telecommunications systems, and management information systems and Tenant's moving costs in relocating the Premises. Tenant acknowledges and agree that it shall have until December 31, 2007 to use Allowance for the foregoing purposes, subject to the last paragraph of this Section 1.

The services of Landlord's space planner to prepare one (1) approved space layout and one (1) set of approved working drawings (with five (5) prints). In addition to the Allowance, Landlord agrees to provide Tenant a space planning allowance of up to Ten Cents ($.10) per rentable square foot of the Premises for the initial space plans and up to Eight Cents ($.08) per rentable square foot of the Premises for one (1) revision thereto to be prepared for improvements to the Premises. All other revisions and prints as well as all interior design or decorating fees shall be at Tenant's sole cost and expense.

Notwithstanding the foregoing, to accommodate Tenant's desire to occupy the Premises as soon as possible, Landlord and Tenant acknowledge and agree that Landlord's Work shall be constructed in two phases. The first phase, referred to as "Landlord's Initial Work," is to be substantially completed prior to the Commencement Date by Tenant Development Corporation ("TDC"), and shall include only the (1) construction of the front entrance of the Premises in accordance with the plans (the "Landlord's Initial Work Plans"), the January 5, 2007 TDC bid letter and the Access Control Card Reader Scope of Work Letter, all approved by Tenant and attached hereto as Schedule 1. Landlord's Initial Work shall be constructed in accordance with this Exhibit C, provided, however, that, the time schedule in Section 5 below shall not apply.

Landlord and Tenant acknowledge and agree that Landlord shall perform the second phase of Landlord's Work, which shall be include all other improvements to the Premises constructed in accordance with this Exhibit C and the Plans (as defined in Section 3 below), after the Commencement Date (while Tenant occupies the Premises) and Tenant agrees to provide access to the Premises and to reasonably cooperate with Landlord's contractors, agents and employees in order to complete Landlord's Work. Tenant further acknowledges and agrees that as part of the Landlord's Work, Tenant may experience certain inconveniences such as construction, noise and other typical conditions incident to Landlord's Work and Tenant hereby releases Landlord from any and all claims, losses, and liabilities that Tenant may have due to such inconveniences and interruptions, including, without limitation, any claims relating to any interference with Tenant's business operations from the Premises. Notwithstanding the foregoing, Tenant agrees that if applicable laws or governmental authorities require the Premises to be vacant during the construction of all or any part of the second phase of Landlord's Work, Tenant shall so comply with such

requirements and vacate the Premises as required and there shall be no abatement of rent or any other monetary obligations of Tenant under the Lease during such period of vacation.

The construction of the improvements in the Premises shall be substantially in accordance with the Landlord's Initial Work Plans and the Plans, as applicable. Landlord shall use Building Standard (as defined in Exhibit E, Section 28) fixtures, furnishings, equipment, lighting and any other materials required in construction of the improvements.

Tenant shall have the right to credit any unused portion of the Allowance up to a maximum of Thirty Thousand Five Hundred Eighty Two Dollars ($30,582.00) to abate up to twenty five percent (25%) of the Basic Rent on a month to month basis until all of the unused Allowance is exhausted up to a maximum of $30,582.00.

2. Tenant's Work. All costs incurred in excess of the foregoing allowance for improvements, services or materials required by Tenant in or for the Premises or otherwise required herein to be paid by Tenant (hereinafter referred to as "Tenant's Work") shall be for the account of Tenant and at Tenant's sole cost and expense.

3. Space Planner. Tenant shall use the services of the space planner retained by Landlord to prepare a space layout and working drawings and specifications for all construction work in the Premises. Interior design, and details and specifications for improvements other than Landlord's Work, shall be for the account of Tenant and shall be paid by Tenant upon receiving an invoice therefor. Tenant shall devote such time in consultation with Landlord's space planner as shall be necessary to enable the planner to develop complete working drawings and specifications (hereinafter referred to as the "Plans") for construction of improvements in the Premises, showing thereon partitions, doors, electrical and telephone outlets, light fixture locations, wall finishes, floor coverings and special requirements (if any) for Tenant's review and approval. Failure of Tenant to approve the Plans within the time limit specified in Section 5 of this Exhibit C shall be deemed disapproval. If Tenant requests or necessitates any changes or revisions in the Plans after they have been approved, Tenant shall bear all costs associated therewith.

4. Cost Estimates. As soon as practicable after Tenant's approval of the Plans, Landlord will advise Tenant of the estimated Construction Costs and the estimated cost payable by Tenant due to costs for improvements, services or materials in excess of the Allowance for Landlord's Work (i.e., the estimated cost for Tenant's Work). Landlord will have no obligation whatsoever to commence construction of any improvements in the Premises unless Tenant approves same and pays estimated costs for Tenant's Work in advance to the extent such estimated costs for Tenant's Work exceed Fifty Thousand Dollars ($50,000.00) (e.g., if the estimated costs for the improvements to the Premises are $250,000, then Tenant shall pay in advance $47,090.00 ($250,000 – ($152,910 + $50,000)). Upon Tenant's authorization to proceed and payment of such estimated costs (if so required), Landlord shall commence the construction of improvements in the Premises. Upon substantial completion of the Premises (which in the event of dispute shall be determined by Landlord's project architect pursuant to AIA standards), Tenant shall pay the amount of actual costs of Tenant's Work taking into account any amount previously paid by Tenant for Tenant's Work, or if Tenant is due a refund, Landlord shall credit such amount to Base Rent and Expenses payable by Tenant until the full amount is credited. If Tenant fails to make such payment within ten (10) days after receipt of a demand therefor, Landlord shall have the same rights and remedies as in the case of a default by Tenant in the payment of Rent under the Lease, and interest will accrue thereon at the Agreed Rate.

5. Time Limits. The following maximum time periods shall be allowed for the indicated matters:

Action	Time Limit After Completion of Preceding Item
(a) Tenant meets with Landlord's space planner and approves initial space layout	5 business days after the Commencement Date
(b) Tenant furnishes all required working drawing information to Landlord's space planner	10 business days
(c) Landlord's space planner submits working drawings to Tenant for review and approval	15 business days
(d) Tenant gives Landlord its approval of working drawings, with any required changes in detail	5 business days
(e) Landlord quotes estimated Construction Costs and estimated costs to Tenant for Tenant's Work	15 business days
(f) Tenant approves such estimated costs and pays the amount thereof to Landlord(if so required), and authorizes Landlord to proceed	5 business days
(g) Upon substantial completion of the improvements in the Premises (exclusive of punchlist items) Tenant shall pay the outstanding balance of actual costs in excess of the Allowance within fifteen (15) days after its receipt of a billing statement from Landlord.	

It is expressly acknowledged by Tenant that inaccurate or incomplete information furnished by Tenant may cause delays and that delays in the time schedule set forth in this Section 5 attributable to Tenant, its agents or contractors will result in liquidated damages as set forth in Section 9 of this Exhibit C.

6. Construction by Landlord's Contractor. Tenant shall have the right to submit the name of a licensed general contractor for the bidding of Landlord's Work, subject to Landlord's reasonable approval of such general contractor. Unless otherwise agreed in writing in this Exhibit C, all construction work in the Premises including Tenant's Work shall be performed by the Tenant Improvement Contractor ("TI Contractor") retained by Landlord. The TI Contractor shall perform such work in a good and workmanlike manner and shall construct the improvements in the Premises substantially in accordance with the Plans. All such construction work shall be performed in accordance with all laws, ordinances and requirements of government agencies having jurisdiction. If Landlord shall, pursuant to this Exhibit C, permit Tenant to have any work performed by a contractor retained by Tenant rather than by the TI Contractor, then (i) Tenant shall use only such contractor as reasonably approved by Landlord; (ii)

such contractor shall be bondable and shall use union employees only, except that such contractor may use nonunion employees only if prior to the commencement of any work Tenant shall purchase and deliver to Landlord an indemnity bond fully protecting Landlord against any and all loss or damage that may result from any work stoppage or interruption arising from the use of such nonunion employees; (iii) Landlord will permit entry of such contractor into the Premises for the purpose of performing such work, prior to commencement of the term of the Lease, and while the TI Contractor is working at the Premises, but only at such time or times as Landlord shall deem reasonably feasible in the circumstances; (iv) such license to enter before commencement of the term is expressly conditioned upon the contractor retained by Tenant working in harmony and not interfering with the workmen, mechanics and contractors of Landlord or any other tenant in the Building or the Project, and if at any time such entry or work by Tenant's contractor shall cause any disharmony or interference, such permission to enter may be withdrawn by Landlord immediately upon written notice to Tenant; (v) worker's compensation, public liability and property damage insurance, all in amounts and with companies and on forms satisfactory to Landlord, shall be provided and at all times maintained by Tenant's contractor, and before proceeding with the work, certificates of such insurance shall be furnished to the Landlord; (vi) such entry shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease, except the covenant to pay Rent and Expenses; and (vii) all materials, work, installations and decorations of any nature whatsoever brought on or installed in the Premises before the commencement of the term of the Lease shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof.

7. Tenant Coordinator. Landlord has designated a "Tenant Coordinator" who shall be responsible for the management and coordination of all work to be performed in the Premises and coordination with Tenant on all matters governed by these Construction Provisions. With regard to all matters involving such work, Tenant shall communicate with the Tenant Coordinator rather than the TI Contractor. Landlord shall not be responsible for any statement, representation or agreement made between Tenant and TI Contractor. It is hereby expressly acknowledged by Tenant that such TI Contractor is not Landlord's agent and has no authority whatsoever to enter into agreements on Landlord's behalf or otherwise bind Landlord. The Tenant Coordinator will furnish Tenant with notices of substantial completion, cost estimates for Tenant's Work, Landlord's approvals or disapprovals of Plans and changes thereto, billings for actual costs of Tenant's Work and other similar notices. Tenant shall deliver all payments required hereunder to the Tenant Coordinator unless written notice is given by Landlord to the contrary.

8. Changes. If Tenant requests non-Building Standard fixtures, furnishings, equipment, lighting and any other materials in construction of the improvements or necessitates any change, addition or deletion to the Premises after approval of the Landord's Initial Work Plans or the Plans, as applicable, as described in Section 5(d) of this Exhibit C (collectively, "Change(s)"), a request for the Change(s) shall be submitted to the Tenant Coordinator accompanied by revised plans prepared by Landlord's space planner at Tenant's sole expense. Landlord shall only approve such request if all of the following conditions precedent have been satisfied: (1) the Change(s) requested shall not shall not be of a lesser quality than the Building Standard; (2) the Changes shall conform with applicable law and all necessary government permits and approvals shall have been secured by Tenant; (3) the Change(s) don't require building service beyond normally provided to other tenants in the Building and do not overload the weight-bearing capacity of the floors and no interference is caused to the operation of the Building's mechanical, heating, cooling or electrical systems or structure, or other Building operations or functions, and that no unusual increase in maintenance, insurance, taxes, fees or utility charges will be incurred by Landlord or other tenants in the Building as a result thereof; (4) Landlord has determined in its sole discretion that the Change(s) are of a nature and quality that are consistent with the overall objectives of Landlord for the Building; (5) the Change(s) shall not delay construction of the improvements (or Tenant shall agree to pay for the cost of such delay as provided below); and (6) Tenant shall pay in advance all

estimated costs for the Change(s) to the extent the estimated Construction Costs are in excess of the Allowance. If conditions precedent 1 through 4 of the preceding sentence have been satisfied, then Tenant Coordinator shall notify Tenant in writing of the estimated cost which will be chargeable to Tenant by reason of such Change(s). Such estimated cost shall include Landlord's cost of any delay in completion of the Premises resulting from such Change(s) (including, but not limited to, Section 9 of this Exhibit C, loss of income, additional interest, penalties, and extra labor costs incurred in order to minimize further delay). Tenant shall within five (5) business days thereafter notify the Tenant Coordinator in writing whether it desires to proceed with such Change(s), and if Tenant so elects to proceed, such notice shall include a cashier's check payable to Landlord for the estimated cost thereof (if so required). In the absence of such written authorization and payment in full of the total estimated cost (if so required) within that five (5) day period, Landlord shall not be obligated to perform such Change(s) and shall be deemed to have been authorized by Tenant to proceed without making such Change(s). If the actual costs of the Change(s) are more or less than the estimated costs, such payment by Tenant, or reimbursement by Landlord, as applicable, shall be handled in accordance with Section 4 of this Exhibit C.

9. Responsibility for Delays. Tenant hereby expressly agrees that if Tenant is responsible for any delay in substantial completion of the Premises, whether by reason of (i) delays in performance or completion by a party employed by Tenant, (ii) building code problems arising from Tenant's design, or (iii) an unapproved change in the work necessitated by Tenant, Landlord will suffer loss or damage (which loss or damage may include administrative costs, attorneys' fees, excess interest penalties and loss of income), the amount of which would be extremely difficult to ascertain. Therefore, it is expressly agreed that for each day of such delay attributable to Tenant the Commencement Date shall be accelerated one day and Tenant shall pay to Landlord an amount equal to the daily amount of Basic Rent under the Lease, as liquidated damages for such delay and not as a penalty. Furthermore, if due to Tenant's delay, Tenant fails to pay the estimated costs of Tenant's Work within forty-five (45) days after the same become due and payable, Landlord may (but need not) cancel the Lease for default upon written notice to Tenant and in such event Landlord shall not be precluded by reason of the foregoing from recovering any additional damages it may suffer as a result of such cancellation. It is acknowledged and agreed by Tenant that notwithstanding the provisions for liquidated damages hereinabove set forth, if the Lease is terminated for default as set forth above such liquidated damages shall not be deemed to compensate Landlord for the amount of damage, if any, which Landlord may incur as a result of such termination, and Landlord will not be precluded, by reason of such liquidated damages provisions, from pursuing any rights or remedies available under the law for losses incurred as a result thereof.

10. Incorporation by Reference. This Exhibit is and shall be incorporated by reference in the Lease, and all of the terms and provisions of the Lease are incorporated herein by this reference.

11. Attorneys' Fees. In the event of any action or proceeding initiated by a party thereto for the enforcement or interpretation of the provisions contained herein, the prevailing party shall be entitled to recover its costs incurred in connection therewith, including its reasonable attorneys' fees.

12. Warranty. Landlord warrants and represents that Landlord's Work will be free from defects for a period of one (1) year from the Commencement Date. In the event a defect occurs in Landlord's Work during such one year period Landlord will expeditiously repair such defect. Landlord's sole obligation under this warranty is to repair or replace as necessary, any defective item caused by poor workmanship or materials if Tenant delivers specific written notice of the defective item to Landlord within such one-year period. All implied warranties not expressly set forth herein are expressly negated and waived.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Constructions Provision Exhibit C to the Lease) as of the date of the Lease.

LANDLORD:	TENANT:
YPI Bannockburn, LLC, a Delaware limited liability company, YPI CD Mezz Borrower, LLC, a Delaware limited liability company, Sole Member By: YPI CD Portfolio Holdings, LLC, a Delaware limited liability company, Sole Member By: YPI CD Portfolio Properties, LLC, a Delaware limited liability company, Managing Member By: ________________ Zaya S. Younan, President	Statmon Technologies Corp., a Nevada corporation By: ________________ Name: GEOFFREY TALBOT Its: CEO By: ________________ Name: PETER UPFOLD Its: CTO

20241-930
605941.7

SCHEDULE 1

LANDLORD'S INITIAL WORK PLANS

EXHIBIT D

ESTOPPEL STATEMENT

Re: Lease dated ________________________ (hereinafter the "Lease"), between YPI Bannockburn, LLC, a Delaware limited liability company (hereinafter the "Landlord") and Statmon Technologies Corp., a Nevada corporation (hereinafter the "Tenant") (and amended on ____), concerning the premises described in Exhibit A attached hereto (the "Premises").

As Tenant under the above-referenced Lease, the undersigned hereby acknowledges for the benefit of ____ ("Lender"), which has or is about to make a loan to said Landlord, part of the security for which will be a mortgage or deed of trust covering the Premises leased to the undersigned and an assignment of Landlord's interest in the Lease, the truth and accuracy of the following statements pertaining to said Lease.

1. Tenant has accepted, is satisfied with (except for only nonsubstantial defects, notice of which has previously been given to Landlord), and is in full possession of said Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the said Lease, and Tenant is not aware of any patent or latent defects in construction of said improvements (except for only nonsubstantial defects, notice of which has previously been given to Landlord) which would constitute a default by Landlord pursuant to the Lease.

2. Tenant is paying the full rent stipulated in said Lease to be paid by Tenant as of the date hereof with no offsets, defenses or claims.

3. Landlord is not presently in default under any of the terms, covenants or provisions of said Lease.

4. Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the term of said Lease as specified in said Lease.

5. The current fixed base monthly rent under said Lease is $________________ and no moneys have been paid to Landlord in advance of the due date set forth in the Lease described above, except as follows: ____.

6. The Lease is for a term of ______ years and Tenant has been in occupancy since _______________ and paying rent since ____.

7. The Lease commenced on ____.

8. Tenant acknowledges that Lender assumes no liability for its security deposits, if any, or for sums escrowed with the Landlord for taxes or insurance or other expenses in the event that Lender acquires the Premises through foreclosure or through a transfer of title in lieu of foreclosure.

9. Tenant hereby acknowledges (a) that there have been no modifications or amendments to said Lease other than herein specifically stated, (b) that it has no notice of a prior assignment,

hypothecation or pledge of rents or of the Lease, (c) that the Lease is in full force and effect and Tenant has no defenses, setoffs or counterclaims against Landlord arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Tenant and Landlord, (d) that the Lease represents the entire agreement between the parties thereto as to the leased premises, and Tenant neither has nor claims any right or interest in or under any contract, option or agreement involving the sale or transfer of the leased premises except as specifically provided in the Lease, (e) that no prepayment or reduction of rent, and no modification, termination or acceptance of surrender of the Lease will be valid as to Lender without the consent of Lender, and (f) that notice of the proposed assignment of Landlord's interest in said Lease may be given Tenant by Certified or Registered Mail, Return Receipt Requested, at the Premises, or as otherwise directed herein.

Dated: ________________.

TENANT: Statmon Technologies Corp.

BY:______________________________
NAME:____________________________
ITS:_____________________________

(Address to which notices are to be sent
if other than Premises)

____

____

____

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall be applicable to the Building:

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, or printed or affixed on or to any part of the Building or Premises if visible from outside the Premises, without the prior written consent of Landlord. Tenant's identification signs and lettering shall be in accordance with Landlord's standard requirements for the Building unless otherwise approved in writing by Landlord, and shall be printed, painted, affixed, or inscribed at the expense of Tenant by a person approved by Landlord.

2. Tenant shall not place or maintain any window covering, blinds or drapes on any window without Landlord's prior written approval. A breach of this rule will directly and adversely affect the exterior appearance of the Building. Upon request by Landlord, Tenant shall remove any window covering, or other item visible from outside the Premises, if installed or placed without Landlord's written approval.

3. A directory of the Building will be provided for the display of the name and location of tenants. On or prior to the Commencement Date, Landlord will install at Landlord's expense (1) directory strips for Tenant's name and a reasonable number of the principal employees thereof, and Landlord reserves the right to exclude any other names therefrom, and (2) Building Standard signage at the entrance to Tenant's suite.

4. The sidewalks, halls, passages, exits, entrances, elevators, escalators, and stairways shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, escalators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord might be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed so as to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities or are creating a nuisance. No employee, invitee, contractor or agent of Tenant shall go upon the roof of the Building.

5. Tenant shall be responsible for assuring that doors to the Premises are locked during nonbusiness hours. Such doors shall not be left open during business hours, except while moving furniture or other items in or out of the Premises, unless Landlord consents otherwise.

6. The toilet rooms and urinals, wash bowls and other apparatus therein shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be placed therein; the expense of breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, invitees, contractors or agents, shall have caused it.

7. Except as to normal pictures and furnishings, Tenant shall not mark, drive nails, screw or drill into partitions, woodwork or plaster or in any way deface the Premises or any part thereof. No boring, cutting or stringing of wires shall be permitted except with the prior written consent of Landlord and as Landlord may direct. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so

that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

8. Tenant shall not overload any floor of the Premises or the Building. No furniture, freight or equipment of any kind shall be brought into the Building by Tenant or its contractors or agents without prior consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy objects brought into the Building and also the time and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute weight. Landlord will not be responsible for loss or damage to any property from any such cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in any part of the Building any hand truck unless it is equipped with rubber tires and side guards.

9. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord. Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or any of its employees or other persons by the janitor of Landlord. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Janitor service will not be furnished to rooms which are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord deems necessary.

10. Tenant shall not use, keep or permit to be used or kept any noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein. No tenant shall make or permit to be made any loud or disturbing noises or disturb or interfere with occupants of the Building or those having business with them whether by the use of any musical instrument, radio, phonograph, shouting or in any other manner. Tenant shall not throw anything out of the doors or down the passageways.

11. The Premises shall not be used for the storage of merchandise except as such storage may be incidental to the use of the Premises authorized by the Lease. No cooking shall be done or permitted in the Premises without Landlord's consent, except that use by Tenant of Underwriter's Laboratory approved microwave ovens or equipment for brewing coffee or similar beverage shall be permitted. Tenant shall not advertise for day laborers giving an address at the Premises. The Premises shall not be used for lodging or for any illegal purposes. Tenant shall not keep or maintain pets or animals of any type and shall not store or keep bicycles, mopeds or motorcycles in the Premises or the Building.

12. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied or permitted by Landlord.

13. Landlord will direct electricians as to where and how electrical, telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephone switching equipment, call boxes and other similar equipment in the Premises shall be subject to the approval of Landlord.

14. Landlord will furnish Tenant free of charge two (2) keys for each locking door in the Premises. Any additional or replacement keys will be furnished at a reasonable charge. All keys to offices, rooms and toilet rooms shall be obtained from Landlord and Tenant shall not duplicate or obtain such keys from any other source. Upon termination of the Lease, Tenant shall deliver to Landlord the keys to the offices, rooms and toilet rooms which were previously furnished to Tenant, failing which Tenant shall pay Landlord the cost of replacing same or of changing the lock or locks opened by any unreturned key if Landlord deems it necessary to make such changes plus an administrative charge equal to fifteen percent (15%) of such replacement costs. Landlord shall have the right periodically to change all locks and furnish Tenant with new keys therefor. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the prior written consent of Landlord (except as to safes, vaults and other secured areas of Tenant approved by Landlord). Any rekeying of the Premises requested by Tenant shall be performed by Landlord at Tenant's expense and be subject to a fifteen percent (15%) administrative charge by Landlord.

15. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord.

16. Landlord reserves the right to close and keep locked all entrances and exit doors of the Building on Saturdays, Sundays, legal holidays and on other days during nonbusiness hours, as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants (such hours are referred to as "After-Hours"). However, during such After-Hours, Tenant and/or authorized employees of Tenant, shall be allowed access to the Building upon presenting proper identification. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same.

17. The "normal business hours" for the Building are from 8:00 a.m. to 6:00 p.m., Monday through Friday, and Saturday 8:00 a.m. to 1:00 p.m., excluding nationally recognized standard holidays. All other hours are deemed "After-Hours".

18. Tenant shall not canvass or solicit other tenants in the Building and Tenant shall cooperate to prevent any such canvassing and/or solicitation. Canvassing and peddling in the Building is prohibited. Tenant shall not obtain for use in the Premises food, beverage, shoe-shine or other services except as expressly permitted by Landlord.

19. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, who has no legitimate purpose to be in the Building, or who is violating the rules and regulations of the Building.

20. The requirements of Tenant will be attended to only upon application to Landlord's designated property manager. Tenant acknowledges that employees of Landlord shall have no obligation to perform work for Tenant or do anything outside their regular duties for Tenant unless under special instructions from Landlord, and that no employee will have any obligation to admit any person (Tenant or otherwise) to any office of Landlord without specific instructions from Landlord.

21. No vending machines of any description shall be installed, maintained, or operated by Tenant upon the Premises or in the Building, without the prior consent of Landlord.

22. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant shall also provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

23. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with broadcasting or reception from or in the Building or elsewhere.

24. Tenant shall store its trash and garbage within the Premises or in other facilities designated by Landlord. Tenant shall not place in any trash receptacle any material which cannot be disposed of in the ordinary practice of trash disposal. All trash and garbage disposal shall be made pursuant to directions issued from time to time by Landlord.

25. Landlord may waive any one or more of the rules and regulations as to any tenant without being construed as having waived same as to any other tenant.

26. Tenant shall be responsible for the observance of the rules and regulations by Tenant's employees, agents, customers, invitees and guests.

27. Landlord reserves the right upon written notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the Building, or to establish additional rules and regulations when, in Landlord's sole judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

28. "Building Standard" fixtures, furnishings, equipment, lighting, and any other materials or services are as established by Landlord from time to time, in its sole and absolute discretion.

29. The rules and regulations shall be administered fairly by Landlord and Landlord shall not enforce them in a discriminatory manner as between tenants of the Building.

EXHIBIT P

PARKING LICENSE AGREEMENT

YPI Bannockburn, LLC, a Delaware limited liability company ("Licensor") hereby grants to Statmon Technologies Corp., a Nevada corporation ("Licensee") the right and license to use parking spaces in the Project, as described below and subject to the following conditions:

1. Type and Number of Parking Spaces. Licensee shall have the right to use up to two (2) underground automobile parking spaces. If the area of Licensee's Premises in the Project is reduced, Licensee's allotment of parking spaces will be adjusted proportionately. If the area of Licensee's Premises is increased, Licensee may, at its option, increase the number of its allotted parking spaces proportionately, subject to availability. Notwithstanding the preceding, Licensee shall have no right to use any number of parking spaces in excess of the number of employees of Licensee actually employed at the Premises. Subject to their availability, Licensee shall have the right to use up to eight (8) additional automobile parking spaces at locations designated by Landlord.

2. Monthly Fee. Licensee shall be provided the two (2) underground parking spaces free during the term of the Lease. With respect to any additional automobile parking spaces granted to Licensee, Licensee shall pay Eighty Five Dollars ($85.00) per month per automobile parking space during the term of the Lease. Such sums shall be payable in advance on the first day of each calendar month. Licensor shall have no obligation to accept any such payment from anyone other than Licensee (e.g. Licensee's employees, subtenants, etc.) If Licensee fails to make any such payment when due, Licensor, at its option and after five (5) days notice to Licensee, may forthwith terminate this license and all rights of Licensee hereunder. Any late payment of the monthly fee will result in additional administrative and processing costs being incurred by Licensor, the exact amount of which would be extremely difficult to determine, and it is agreed that with respect thereto a late fee of Ten Dollars ($10.00) per space is a reasonable estimate thereof and will be payable by Licensee with regard to any monthly fee not paid when due.

3. Term. Licensee shall be entitled to the foregoing parking rights for a period equivalent to the term of that certain "Lease" of Premises in the Project entered into by Licensor and Licensee. Licensee's rights to any and all parking spaces shall automatically be revoked and shall terminate upon any material default hereunder, or any expiration or termination of said Lease, as well as upon any assignment of such Lease or sublease of such Premises, in violation of the terms of such Lease. Licensee must exercise its rights under this Agreement by delivering all required security deposits and the initial monthly fee for the parking spaces described above within thirty (30) days after the "Commencement Date" of the aforementioned Lease unless otherwise agreed by Licensor. Failure of Licensee to so exercise its rights will entitle Licensor without notice to transfer to others Licensee's rights to park in any and all parking spaces as to which Licensee has not so exercised its rights hereunder, and Licensee will be deemed to have waived its rights hereunder with regard thereto.

4. Location of Parking Spaces. Licensor shall have the right in its sole discretion to designate the particular location of said parking space(s), which designation is subject to change from time to time.

5. Rights Nontransferable. The foregoing parking rights are personal to Licensee and Licensee shall not assign, convey, or otherwise transfer said rights in any manner whatsoever without Licensor's prior written consent. Any attempt by Licensee to do so shall be null and void and, at Licensor's election, shall constitute a material default hereunder. If the Premises or any portion thereof is

assigned or sublet pursuant to the terms of the Lease, the number of parking spaces allotted to Licensee under paragraph 1 hereof shall automatically be adjusted accordingly and Licensor and Licensee shall immediately execute an amendment to this Agreement setting forth (i) the number of spaces retained by Licensee, (ii) the number of spaces allotted to Licensee's assignee or subtenant (which number shall not exceed the amount stated in paragraph 1 above), (iii) the then current "market rate" to be charged Licensee for the spaces allotted to its assignee or subtenant, and (iv) the security deposit to be paid by Licensee for its assignee's or subtenant's parking cards.

6. Licensee Indemnification. Use of said parking spaces and of the parking areas in the Project shall be at the sole risk of Licensee. Unless caused by the negligence or wrongful acts of Licensor, its agents or employees, Licensee hereby agrees to defend, indemnify and hold Licensor harmless against any liability, loss, cost or expense (including reasonable attorneys' fees) for any damage to or loss or theft of any vehicle or property within any vehicle or any other property (including property of Licensee), or injury to or death of any person (including Licensee and Licensee's family, agents, employees, visitors or customers), arising directly or indirectly out of or in connection with the use by Licensee or such other persons of the parking areas or any part thereof.

7. Interruption of Use. Licensor shall not be liable to Licensee for any interruption of Licensee's use of the rights granted hereunder due to repairs, improvements or alterations of the parking areas or the Project, or due to any labor controversy, or resulting from any cause beyond the reasonable control of Licensor. However, Licensee shall be entitled to an abatement of the monthly fee with regard to any assigned parking space to the extent it is prevented from using such space and no reasonably similar alternative space is made available to it by Licensor.

8. Rules and Regulations. Licensor's parking rules and regulations are attached hereto. Licensor may adopt such other rules and regulations relating to the use of the parking areas as in Licensor's opinion are necessary or desirable for the proper, orderly and safe use of the parking areas. If Licensee fails to comply with the rules and regulations and modifications thereto after receiving notice thereof, Licensor may at its option forthwith terminate this license and all rights of Licensee hereunder, and may also, whether or not such license is so terminated, take such action as shall be required to remedy such failure, and Licensee agrees to pay Licensor on demand the reasonable cost to Licensor of such actions including attorneys' fees. Licensee shall at all time be required to park in a lawful manner, and no vehicle shall at any time be parked in more than one marked space at a time. Licensor shall be entitled to tow away any vehicle which is improperly parked, at the vehicle owner's sole cost and expense. In the event of such tow away, neither Licensor nor any Mortgagee of Licensor shall have any liability therefor to Licensee or to such vehicle owner.

9. Licensor's Property Rights. Licensor shall have the right to decrease the size of any of the parking areas in the Project, to alter or rearrange parking spaces and improvements in the parking areas, to take all or any portion of the parking areas for purposes of maintaining, repairing or restoring same, or for purposes of construction and operating structures thereon or adjacent thereto, to have ingress and egress in connection with the exercise of any such rights, and to do and perform such other acts with respect to the parking areas as Licensor shall in its discretion deem appropriate. Licensor may at any time and from time to time in its discretion designate any portion of the parking areas in the Project for use as assigned parking, visitor parking or employee parking. If Licensor establishes an "employee parking" area or other assigned parking area for Licensee's employees to park in, Licensee shall furnish Licensor, within five (5) days after written request to do so, with a list of the vehicle license numbers of Licensee's employees parking in the project. Licensor may charge Licensee Ten Dollars ($10.00) per day for each day or partial day for each vehicle parked by Licensee or any of its employees in a parking space or area other than the space or parking area assigned or designated for such vehicle. Licensor may tow away any such improperly parked vehicles and may also attach violation notices or stickers to improperly parked

vehicles. In the event of such tow away, neither Licensor nor any Mortgagee of Licensor shall have any liability therefor to Licensee or to such vehicle owner.

10. Security Deposit. If parking is in a controlled lot, a monthly parking card or decal may be issued to Licensee for each parking space to be used by Licensee hereunder. Licensee will pay a security deposit for each parking card at the time of issuance of the card. Licensor shall have no obligation to accept any such security deposit from anyone other than Licensee. The security deposit shall be held by Licensor to secure Licensee's due performance of its obligations with regard to parking hereunder and the return to Licensor of such parking card(s) in good condition, normal wear and tear excepted, upon termination of Licensee's rights hereunder. Licensee shall be obligated to take reasonable steps to protect such cards from warping or mutilation. Without limitation as to the generality of the foregoing, Licensor may apply such security deposit to remedy any default by Licensee hereunder and further, if such card(s) are lost or mutilated, Licensor may apply any or all of said deposit toward Licensor's cost of such card(s). If at any time Licensor applies any or all of such security deposit as provided herein, Licensee shall be obligated to deposit with Licensor the amount so applied by Licensor within ten (10) days after written request therefor is given. Upon termination of Licensee's rights hereunder and the return to Licensor of the aforementioned card(s) (or cards issued in substitution thereof) the security deposit or balance thereof shall be returned to Licensee provided Licensee is not then in default hereunder. Licensor need not hold said security deposit in a separate account.

11. Replacement Cards. If for any reason (other than a malfunction for which Licensee is not responsible hereunder) any card issued to Licensee is requested by Licensee to be replaced, Licensee shall pay Licensor the then current nonrefundable charge for said replacement card.

12. Miscellaneous. No waiver by Licensor or any breach of this agreement by Licensee shall constitute a waiver of any other breach. Any amount due to Licensor that is not paid when due shall bear interest at the maximum rate allowable under law. In the event of any legal action taken or proceeding brought to enforce the provisions hereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs incurred in connection therewith.

DATED this ________ day of ________________ 2006.

LICENSOR:

YPI Bannockburn, LLC, a
Delaware limited liability company,

YPI CD Mezz Borrower, LLC, a
Delaware limited liability company,
Sole Member

By: YPI CD Portfolio Holdings, LLC, a
Delaware limited liability company,
Sole Member

By: YPI CD Portfolio Properties, LLC, a
Delaware limited liability company,
Managing Member

By: ______________________
Ziya S. Younan,
President

LICENSEE:

Statmon Technologies Corp.,
a Nevada corporation

By: ______________________
Name: GEOFFREY TALBOT
Its: CEO

By: ______________________
Name: PETER UPFOLD
Its: CTO

20241-930
605941.7

PARKING RULES AND REGULATIONS

1. All claimed damage or loss must be reported and itemized in writing delivered to the parking facility office or property manager's office within ten business days after any claimed damage or loss occurs. Any claim not so made is waived. Licensor has the option to make repairs at its expense of any claimed damage within ten business days after filing a claim. In all court actions the burden of proof to establish a claim remains with Licensee. Court actions by Licensee for any claim must be filed within ninety days from date of parking, in a court of jurisdiction where the claimed loss occurred. Licensor is not responsible for damage by water, fire, or defective brakes, or parts, or for the acts or omissions of others, or for loss of articles left in vehicles. The total liability is limited to $250.00 for all damages or loss to any vehicle. Licensor is not responsible for loss of use.

2. Licensee shall not park or permit the parking of any vehicle under its control in any parking area designated by Licensor as areas for parking by visitors. Licensee shall not leave vehicles in the parking lot overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

3. Parking stickers or any other device or form of identification supplied by Licensor as a condition of use of the parking facilities shall remain the property of Licensor. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. No extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within the painted stall lines of a single parking stall.\

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be 5 miles per hour.

8. Parking is prohibited:

(a) in areas not striped for parking;
(b) in driveways;
(c) where "no parking" signs are posted;
(d) in cross hatched areas; and
(e) in such other areas as may be designated by Licensor or its parking operator.

9. Every parker is required to park and lock his own vehicle unless Licensor furnishes valet service. Valet parking attendants may refuse to drive any vehicle reasonably believed to be unsafe.

10. Loss or theft of parking identification devices from vehicles must be reported to the parking operator immediately, and a lost or stolen report must be filed at that time. Licensor has the right to exclude any vehicle from the parking facilities that does not have an identification code.

11. Any parking identification devices reported lost or stolen found on any unauthorized vehicle will be confiscated and the illegal holder will be subject to prosecution.

12. Lost or stolen identification devices found by the Licensee should be reported to the parking facility office or property manager immediately to avoid confusion.

13. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

14. Licensee shall acquaint all persons to whom Licensee assigns parking space of these Rules and Regulations. Parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

15. Licensor reserves the right to refuse the sale of monthly parking stickers or other parking identification devices to any person and/or his agents or representatives who willfully refuses to comply with these Rules and Regulations.